UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Sirius XM Holdings Inc.

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NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m., New York City time, on Tuesday, May 19, 2015

Place:	The AuditoriumThe AXA Equitable Center 787 Seventh Avenue New York, New York 10019

Items of Business:	1. To elect the thirteen director nominees listed herein;

2. To approve the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan;

3. To ratify the appointment of KPMG LLP as our independent registered public accountants for 2015; and

4. To transact any other business properly coming before the annual meeting and any adjournments or postponements thereof.

Who may Vote:	Stockholders of record at the close of business on Thursday, March 26, 2015.

Important Notice Regarding the Date of Availability of Proxy Materials for the Stockholder Meeting to be Held on Tuesday, May 19, 2015:

We are pleased to be using the Securities and Exchange Commission’s rules that allow companies to furnish proxy materials to their stockholders over the Internet. In accordance with these rules, we first sent stockholders of record at the close of business on or about April 6, 2015, a Notice of Internet Availability of Proxy Materials (Notice). The Notice contains instructions on how to access our proxy statement and annual report for the fiscal year ended December 31, 2014 over the Internet and how to vote.

Whether or not you expect to attend in person, we urge you to vote your shares over the Internet, by phone, or by signing, dating, and returning a proxy card at your earliest convenience.

Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage, printing and proxy tabulation costs.

By Order of the Board of Directors,

PATRICK L. DONNELLY
Executive Vice President, General Counsel and Secretary

New York, New York
April 6, 2015

ii

1221 Avenue of the Americas
36th Floor
New York, New York 10020

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of Sirius XM Holdings Inc. to be held on Tuesday, May 19, 2015, beginning at 9:00 a.m., New York City time, in the Auditorium at The AXA Equitable Center, 787 Seventh Avenue, New York, New York 10019, and at any adjournments or postponements thereof. This proxy statement is first being distributed or made available, as the case may be, to stockholders on or about April 6, 2015.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the following matters outlined in the Notice of 2015 Annual Meeting of Stockholders, including:

•

Item 1—the election of thirteen director nominees to our board (Joan L. Amble, Anthony J. Bates, George W. Bodenheimer, Mark D. Carleton, Eddy W. Hartenstein, James P. Holden, Gregory B. Maffei, Evan D. Malone, James E. Meyer, James F. Mooney, Carl E. Vogel, Vanessa A. Wittman and David M. Zaslav);

•	Item 2—the approval of the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan;

•	Item 3—the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2015; and

•	such other business that may properly be conducted at the annual meeting or any adjournments or postponements thereof.

At the annual meeting, management will also report on our performance and respond to appropriate questions from stockholders. On March 26, 2015 (the “Record Date”), 5,513,728,284 shares of our common stock were outstanding.

Is Sirius XM Holdings Inc. different from Sirius XM Radio Inc.?

On November 15, 2013, we reorganized our corporate structure (the “Reorganization”). As a result of the Reorganization, Sirius XM Radio Inc. became a direct, wholly-owned subsidiary of Sirius XM Holdings Inc. The terms “Sirius XM,” “we,” “us,” “our,” and the “company” as used herein and unless otherwise stated or indicated by context, refer to Sirius XM Radio Inc. and its consolidated subsidiaries prior to the Reorganization and to Sirius XM Holdings Inc. and its consolidated subsidiaries after the Reorganization.

What are the voting rights of the holders of our common stock?

Each holder of our common stock is entitled to one vote per share of common stock on all matters to be acted upon at the annual meeting.

What vote is required to approve each item?

Assuming the presence of a quorum, the directors will be elected by the holders of a plurality of the voting power of our common stock present in person or represented by proxy and entitled to vote. This means that the thirteen director nominees who receive the most votes cast by the holders of shares of our common stock will be elected. You may vote “For” or “Withhold” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from whom they are withheld. Votes that are withheld and broker non-votes (as described below) will not have any effect on the outcome of the election of the directors because directors are elected by plurality voting but they will be counted for the purpose of determining whether a quorum is present at the annual meeting.

The affirmative vote of the holders of a majority of the voting power of our common stock, present in person or represented by proxy, and entitled to vote on the matter is required for Item 2 (the approval of the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan) and Item 3 (the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2015). You may vote “For,” “Against” or “Abstain” with respect to Items 2 and 3. For Items 2 and 3, an “Abstain” vote will have the same effect as a vote against the proposal. Item 3 is not binding on our board of directors or the Company.

When will voting results be available?

We will announce preliminary voting results at the annual meeting. We will report final results in a Current Report on Form 8-K filed with the SEC shortly after the annual meeting.

Who can attend the annual meeting?

Subject to space availability, all stockholders or their duly appointed proxies may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Only persons who have proof of their stock ownership will be allowed to enter the meeting and only those with proof of stock ownership as of the Record Date will be allowed to vote at the meeting. Proof of ownership will be any statement from a bank or broker showing the ownership of our common stock. Registration and seating will begin at 8:30 a.m., New York City time.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the issued and outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum to transact business at the annual meeting. If a quorum is not present or represented at the annual meeting, the stockholders entitled to vote, present in person or represented by proxy, may adjourn the annual meeting from time to time without notice or other announcement until a quorum is present or represented. Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

What is a broker non-vote?

A broker non-vote occurs if you hold shares in “street name” (that is, your shares are held on your behalf by a bank, broker or other nominee) and do not provide voting instructions to your broker on a proposal and your broker does not have the discretionary authority to vote on such proposal. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as Item 3 (the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2015), without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on certain non-routine items, such as Item 1 (the election of directors) and Item 2 (the approval of the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan). It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to Items 1 and 2 are counted. Broker non-

votes will be counted for purposes of determining whether a quorum is present to hold the annual meeting.

What if I don’t vote electronically or return my proxy card and don’t attend the annual meeting?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you are a beneficial owner, you hold your shares through your broker, bank or other nominee, and you do not provide voting instructions to your broker, bank or other nominee with respect to Item 1 (the election of directors) and Item 2 (the approval of the Sirius XM Holdings Inc. 2015 Long- Term Stock Incentive Plan), your shares will be considered “broker non-votes” and will not be counted in determining the outcome of the vote.

How do I vote?

Stockholders of record can vote as follows:

•

By Internet: Stockholders may vote over the Internet at www.envisionreports.com/SIRI by following the instructions included on your Notice. You will need the 15-digit Control Number included on the Notice to obtain your records and to create an electronic voting instruction form.

•

By Telephone: Stockholders may vote by telephone 1-800-652-VOTE (8683) by following the instructions included with your Notice. You will need the 15-digit Control Number included on the Notice in order to vote by telephone.

•	At the Meeting: If you attend the annual meeting, you may vote in person by ballot, even if you have previously returned a proxy card or otherwise voted.

Only your latest executed vote will count.

If your shares are held in “street name,” you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. The deadline for voting by telephone or electronically is 11:59 p.m., New York City time, on Monday, May 18, 2015. “Street name” stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares and those institutions will likely require your instructions to be submitted before the deadline.

What is householding?

As permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of this proxy statement and annual report or Notice is being delivered to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies of our proxy statement. This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of this proxy statement and annual report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for this year’s or future years’ proxy materials should be directed to: Sirius XM Holdings Inc., Attention: Corporate Secretary, 1221 Avenue of the Americas, 36th Floor, New York, New York 10020. Requests can also be made by telephone by calling (212) 584-5100.

Stockholders of record residing at the same address and currently receiving multiple copies of this proxy statement may contact our Corporate Secretary (in writing or by phone at the contact information indicated above) to request that only a single copy of our proxy statement be mailed in the future.

How can I obtain a printed copy of the proxy materials?

To receive free of charge a separate copy of the Notice and, if applicable, this proxy statement and our annual report, stockholders may write or call us at the following:

Investor Relations
Sirius XM Holdings Inc.
1221 Avenue of the Americas
36th Floor
New York, New York 10020
(212) 584-5100

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the annual meeting by:

•	Notifying our Corporate Secretary in writing at Sirius XM Holdings Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020 that you are revoking your proxy;

•	Executing and delivering a later-dated proxy card or submitting a later-dated vote by telephone or the Internet; or

•	Attending the annual meeting, revoking your proxy and voting in person.

If you hold your shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the annual meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Who will count the votes?

A representative of Computershare will tabulate the votes and act as inspector of elections.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. We are soliciting your vote so that all shares of our common stock may be voted at the annual meeting.

Whom am I designating as my proxy?

You will be designating Patrick L. Donnelly, our Executive Vice President, General Counsel and Secretary, and Ruth A. Ziegler, our Senior Vice President and Deputy General Counsel, as your proxies. However, you may appoint a person (who need not be a stockholder) other than Patrick L. Donnelly and Ruth A. Ziegler to vote on your behalf at the meeting by completing another proper proxy.

How will my proxy vote my shares?

Your proxy will vote your shares according to your instructions. If you complete your proxy card but do not indicate how you would like your shares voted, your proxy will vote in accordance with the recommendation of our board of directors.

Who is soliciting my proxy, and who will pay for the costs of the solicitation?

Sirius XM is soliciting your proxy. The cost of soliciting proxies will be borne by Sirius XM, which has engaged MacKenzie Partners, Inc. to assist in the distribution and solicitation of proxies. We have agreed to pay MacKenzie $10,000 and reimburse the firm for its reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Our directors, officers and employees may solicit proxies on our behalf by telephone or in writing but will receive no additional compensation for their services.

When, and how, do I submit a proposal for next year’s annual meeting of stockholders?

Under the SEC’s rules and regulations, any stockholder desiring to submit a proposal to be included in our 2016 proxy statement must submit such proposal to us in writing at our principal executive offices located at: 1221 Avenue of the Americas, 36th Floor, New York, New York 10020, to the attention of the Corporate Secretary, no later than the close of business on December 8, 2015.

Our By-laws provide for advance notice provisions. The By-laws require the timely notice of certain information to be provided by any stockholder who proposes director nominations or any other business for consideration at a stockholders’ meeting. Failure to deliver a proposal in accordance with the procedures discussed above and in the By-laws may result in the proposal not being deemed timely received. To be timely, notice of a director nomination or any other business for consideration at a stockholders’ meeting must be received by our Corporate Secretary at our principal executive offices not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2016 Annual Meeting of Stockholders, such a proposal must be received by the Corporate Secretary on or after February 19, 2016 but no later than March 10, 2016. In the event that the date of the 2016 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of the 2015 Annual Meeting of Stockholders, notice must be delivered no earlier than the 90th day prior to the 2016 Annual Meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting of Stockholders is first made. In addition, for the purposes of the application of Rule 14a- 4(c) of the Exchange Act, the date for timely notice specified in this paragraph shall be the earlier of the date calculated above or the date specified in paragraph (c)(1) of Rule 14a-4 of the Exchange Act.

ITEM 1—ELECTION OF DIRECTORS

Thirteen director nominees are standing for election at the annual meeting. The Nominating and Corporate Governance Committee of our board of directors has nominated the director nominees listed below after consideration of each individual’s qualifications, contributions to the company and other reasons discussed in this proxy statement.

The Nominating and Corporate Governance Committee believes that a well-functioning board includes a diverse group of individuals who bring a variety of complementary skills and experiences. Although our board of directors does not have a formal policy with regard to the consideration of diversity in identifying director candidates, diversity is one of the factors that the Nominating and Corporate Governance Committee may, pursuant to its charter, take into account in identifying director candidates. The Nominating and Corporate Governance Committee generally considers each nominee in the broad context of the overall composition of our board of directors with a view toward constituting a board that, as a group, possesses the appropriate mix of skills and experience to oversee our business. The experience, qualifications, attributes, or skills that led the Nominating and Corporate Governance Committee to conclude that our nominees should serve on the board of directors are generally described in the biographical information below.

Set forth below are the nominees to be elected to serve until the 2016 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

To be elected as a director, each nominee must receive a plurality of the votes cast by the holders of our common stock.

Should any nominee become unable or unwilling to accept election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person our board of directors may nominate or designate. Each nominee has consented to serve as a director if elected.

Biographical information about this year’s nominees:

Name	Age	Position, Principal Occupation, Business Experience and Directorships
Joan L. Amble	61

Ms. Amble has been a director since July 2008. From December 2006 until the closing of our merger with XM Satellite Radio Holdings Inc. (“XM”) in July 2008, Ms. Amble served as a director of XM. From May 2011 to December 2011, Ms. Amble was the Executive Vice President, Finance, of the American Express Company and also served as its Executive Vice President and Corporate Comptroller from December 2003 until May 2011. Prior to joining American Express, Ms. Amble served as Chief Operating Officer and Chief Financial Officer of GE Capital Markets, a service business within GE Capital Services, Inc., overseeing securitizations, debt placement and syndication, as well as structured equity transactions. From 1994 to March 2003, Ms. Amble served as Vice President and Controller of GE Capital. Ms. Amble serves as a member of the board of directors of Booz Allen Hamilton Holding Corporation, Brown-Forman Corporation and Zurich Insurance Group. Ms. Amble also served as a director at Broadcom Corporation during the last five years.

		Key Attributes, Experience and Skills:

Ms. Amble has extensive experience in financial reporting, including experience with the rules and regulations of the SEC, based, in part, on her experience at Ernst & Young, the Financial Accounting Standards Board, the General Electric Company and American Express. Ms. Amble also has experience in the areas of financial controls; Sarbanes-Oxley Act compliance; operations; risk management; six sigma quality; and corporate governance.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
Anthony J. Bates	47

Mr. Bates has been a director since September 2013. Mr. Bates has been the President of GoPro, Inc., a hardware and software company focused on consumers capturing, managing, sharing and enjoying engaging content, since June 2014. From July 2013 until March 2014, Mr. Bates was the Executive Vice President, Business Development and Evangelism, of Microsoft Corporation. Prior to July 2013, he was the President of Microsoft’s Skype Division since its acquisition by Microsoft in 2011. Mr. Bates was the Chief Executive Officer of Skype, a leading provider of software applications and related internet communications products, from 2010 until 2011. Before joining Skype, Mr. Bates spent fifteen years at Cisco Systems, Inc. where he had been Senior Vice President and General Manager of several business groups, including Enterprise, Commercial and Small Business, and Cisco’s core high-end router business. Mr. Bates serves as a member of the board of directors of GoPro, Inc. and eBay Inc. and served as a director at Microsoft Corporation during the last five years.

		Key Attributes, Experience and Skills:

Mr. Bates brings to the board of directors extensive executive leadership experience in the technology industry, including the management of worldwide operations, sales, service and support, which are areas that the board considers valuable given the evolving nature of the audio entertainment industry and the increasing competition we face.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
George W. Bodenheimer	56

Mr. Bodenheimer has been a director since September 2013. Mr. Bodenheimer retired in May 2014 as Executive Chairman of ESPN, Inc., a multimedia, multinational sports entertainment company. He was Executive Chairman of ESPN, Inc. from January 2012 until May 2014. He served as Co-Chairman of Disney Media Networks from April 2004 until January 2012 and as President of ABC Sports from March 2003 until January 2012. Mr. Bodenheimer was named President of ESPN in November 1998, a position he held until January 2012. Mr. Bodenheimer joined ESPN in 1981 and served in a variety of senior sales and marketing positions prior to his appointment as President. Mr. Bodenheimer serves as a member of the board of directors of Under Armour, Inc.

		Key Attributes, Experience and Skills:

Mr. Bodenheimer has extensive experience in: marketing, promoting and producing sports and entertainment programming, including live major sporting events; identifying emerging sports properties; and assessing on-air and executive talent. The board of directors believes this experience is a significant asset to our company. Mr. Bodenheimer also has unique experience in evaluating and assessing the desirability of sports properties that are likely to be attractive to both the core demographics of our subscriber base and other segments of our existing and targeted customer base.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
Mark D. Carleton	54

Mr. Carleton has been a director since December 2014. Mr. Carleton has been Senior Vice President of Liberty Media Corporation (“Liberty Media”) since December 2003. Prior to joining Liberty Media, Mr. Carleton was a partner at KPMG LLP from 1993 to 2003, where he also served as a member of KPMG LLP’s Board of Directors. Mr. Carleton previously served as a director of Sirius XM Radio Inc. from January 2013 to September 2013. Mr. Carleton currently serves as a director of Live Nation Entertainment, Inc., Barnes & Noble, Inc., Mobile Streams, Inc. and Air Methods Corporation. Mr. Carleton also served on the board of directors of Ideiasnet during the last five years.

		Key Attributes, Experience and Skills:

Mr. Carleton has extensive experience in the media, telecommunications and entertainment industries, experience that is very valuable in assessing and evaluating opportunities and our plans from both a short- and long-term perspective. He also brings to the board, among his other skills and qualifications, financial and accounting expertise acquired while serving as a partner at KPMG LLP. In addition, Mr. Carleton’s service on other public company boards has provided him with a number of skills, including experience in the areas of leadership development and succession planning, risk assessment, and stockholder and government relations.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
Eddy W. Hartenstein	64

Mr. Hartenstein has been a director since July 2008, has served as our lead independent director since April 2013 and served as the chairman of our board from November 2009 to April 2013. From May 2005 until the closing of the merger with XM in July 2008, Mr. Hartenstein served as a director of XM. Mr. Hartenstein has been the non-executive Chairman of the Board of Tribune Publishing, a leading diversified media company that includes the Los Angeles Times, since August 2014. Mr. Hartenstein retired as the Publisher and Chief Executive Officer of the Los Angeles Times in August 2014, a position he held since August 2008. In addition, Mr. Hartenstein served as Co-President of the Tribune Company from October 2010 to May 2011 and as President and Chief Executive Officer from May 2011 until January 2013. In December 2008, the Tribune Company filed for Chapter 11 bankruptcy protection and, under his leadership, emerged in December 2012. Mr. Hartenstein was Vice Chairman and a member of the board of directors of The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation), a television service provider, from December 2003 until his retirement in December 2004. He served as Chairman and Chief Executive Officer of DIRECTV, Inc. from late 2001 through 2004 and as President of DIRECTV, Inc. from its inception in 1990 to 2001. Previously, Mr. Hartenstein served in various capacities for Hughes Communications, Inc., a provider of satellite-based communications, Equatorial Communications Services Company, a provider of telephony and data distribution services, and NASA’s Jet Propulsion Laboratory, the lead U.S. center for robotic exploration of the solar system. Mr. Hartenstein also serves as a member of the board of directors of Tribune Publishing, SanDisk Corporation and The City of Hope. Mr. Hartenstein also serves on the board of directors and as chairman of the compensation committee of Broadcom Corporation.

		Key Attributes, Experience and Skills:

As the former Chief Executive Officer of DIRECTV, Inc., Mr. Hartenstein has extensive experience in building, managing, marketing and operating a satellite service. He brings direct and highly relevant expertise to the board in such areas as the construction and procurement of satellites, managing a large consumer subscriber base, consumer marketing, and the design and implementation of systems necessary to support a growing and dynamic consumer-oriented business.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
James P. Holden	63

Mr. Holden has been a director since August 2001. From October 1999 until November 2000, Mr. Holden was the President and Chief Executive Officer of DaimlerChrysler Corporation, one of the world’s largest automakers. Prior to being appointed President in 1999, Mr. Holden held numerous senior positions within Chrysler Corporation during his 19-year career at that company. Mr. Holden is the Lead Director of Speedway MotorSports, Inc. and the Lead Director of Snap-On Incorporated. Mr. Holden also served as a director at Motors Liquidation Corporation and Meridian Automotive during the last five years.

		Key Attributes, Experience and Skills:

Mr. Holden has spent his career in the automotive business, a key market for our services. Mr. Holden’s perspective on, and knowledge of, the workings, business and product planning processes, and knowledge of individuals in the automotive industry are significant assets to the board.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
Gregory B. Maffei	54

Mr. Maffei has been a director since March 2009 and has served as the chairman of our board since April 2013. He has served as a director and the President and Chief Executive Officer of Liberty Media Corporation (formerly known as Liberty Spinco, Inc.) since August 2012, Liberty Broadband Corporation since June 2014 and Liberty TripAdvisor Holdings Inc. since July 2013. Mr. Maffei served as a director and the President and Chief Executive Officer of Liberty Media Corporation (now known as Starz) from September 2011 to January 2013. Mr. Maffei has served as the President and Chief Executive Officer of Liberty Interactive Corporation since February 2006 and as a director since November 2005. He also served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, as Chairman, Chief Executive Officer and President of 360networks Corporation and the Chief Financial Officer of Microsoft Corporation. Mr. Maffei has served as (i) the Chairman of the Board of Starz since January 2013, (ii) the Chairman of the Board of TripAdvisor, Inc. since February 2013, (iii) the Chairman of the Board of Live Nation Entertainment, Inc. since March 2013 and a director since February 2011, (iv) a director of Charter Communications, Inc. since May 2013, and (v) a director of Zillow, Inc. since May 2005. He served as a director of DIRECTV, Inc. from November 2009 to June 2010, and as a director of its predecessor, DIRECTV Group, Inc., from February 2008 to November 2009. Mr. Maffei served as a director of Barnes & Noble, Inc. from September 2011 to April 2014 and as a director of Electronics Arts, Inc. from June 2003 to July 2013.

		Key Attributes, Experience and Skills:

Mr. Maffei brings to the board significant financial and operational experience based on his senior policy-making positions at Liberty Media, Oracle, 360networks and Microsoft. He also provides the board with executive leadership perspective on the operations and management of large public companies, including companies in the technology, media and telecommunications space. The board also benefits from his extensive public company board experience.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
Evan D. Malone	44

Dr. Malone has been a director since May 2013. Dr. Malone has served as President of NextFab Studio, LLC, a high-tech workshop offering technical training, consulting, and product design and prototyping services, since June 2009 and has been an engineering consultant for over five years. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. During 2008, Dr. Malone also served as a post-doctoral research assistant at Cornell University and an engineering consultant with Rich Food Products, a food processing company. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S. Department of Energy, from 1999 until 2001. He also is a founding member of Jet Wine Bar, LLC, a start-up company in Philadelphia, which began operations in 2010. Dr. Malone has served as a director of Liberty Media Corporation (formerly known as Liberty Spinco, Inc.) since January 2013. He previously served as a director of Liberty Media Corporation (now known as Starz) from September 2011 until January 2013. Dr. Malone has served as a director of Liberty Interactive Corporation since August 2008.

		Key Attributes, Experience and Skills:

Dr. Malone brings an applied science and engineering perspective to the board. Dr. Malone’s perspectives assist the board in adapting to technological changes facing the audio entertainment industry. His entrepreneurial experience also provides the board valuable insights in evaluating opportunities in existing, new and emerging technologies.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
James E. Meyer	60

Mr. Meyer has served as our Chief Executive Officer since December 2012 and has been a director since January 2013. Previously, Mr. Meyer was our President, Operations and Sales. Prior to joining us in May 2004, Mr. Meyer was the President of Aegis Ventures, a general management consulting company. Before Aegis, he held a number of senior management positions in consumer electronics over a 25 year period, including as the Senior Executive Vice President of Digital Media Solutions of Thomson, a worldwide leader in consumer electronics. Prior to joining Thomson, Mr. Meyer held several senior management positions at General Electric and RCA. Mr. Meyer serves on the board of ROVI Corporation.

		Key Attributes, Experience and Skills:

As our Chief Executive Officer, Mr. Meyer is responsible for setting and executing our goals and strategies. Mr. Meyer provides the board not only with a knowledge of our daily workings, but also with the essential experience, insight and expertise that can be provided only by a person who is intimately involved in running our business. His ability as a director to share his views during the board’s deliberations is of significant benefit to the other members of the board of directors.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
James F. Mooney	60

Mr. Mooney has been a director since July 2003. Mr. Mooney is the Chief Executive Officer of Four Horsemen Consulting Group. Mr. Mooney was a director and chairman of the board of directors of Virgin Media Inc., a U.K. entertainment and communications business, from March 2003 until June 2013. From December 2004 to December 2007, Mr. Mooney was the chairman of the board of directors of RCN Corporation, a provider of bundled telephone, cable and high speed internet services. From April 2001 to September 2002, Mr. Mooney was the Executive Vice President and Chief Operating Officer of Nextel Communications Inc., a provider of wireless communications services. From January 2000 to January 2001, Mr. Mooney was the Chief Executive Officer and Chief Operating Officer of Tradeout Inc., an asset management firm owned jointly by General Electric Capital, Ebay Inc. and Benchmark Capital. From March 1999 to January 2000, Mr. Mooney was the Chief Financial Officer/Chief Operating Officer at Baan Company, a business management software provider. From 1980 until 1999, Mr. Mooney held a number of positions with IBM Corporation, including Chief Financial Officer of the Americas. Mr. Mooney was previously a member of the board of directors of Sidera Networks, LLC, a provider of high capacity communications services to carrier and enterprise customers.

		Key Attributes, Experience and Skills:

Mr. Mooney has had a varied career in industries ranging from computer products to telecommunications, including relevant experience in subscriber-based businesses. His diverse experience is useful in our business and budget planning process, and in analyzing subscriber trends, marketing opportunities, personnel, financing alternatives, and our long-term business plans.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
Carl E. Vogel	57

Mr. Vogel has been a director since April 2011. Mr. Vogel is a private investor and an industry advisor for Kohlberg Kravis Roberts & Co. LP. Mr. Vogel is also a member of the board of directors of Dish Network Corporation, a satellite television provider, and a senior advisor to its Chairman. He served as President of Dish Network Corporation from September 2006 until February 2008 and served as its Vice Chairman from June 2005 until March 2009. From October 2007 until March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of, and as a Senior Advisor to, EchoStar Communications Corporation. From 2001 until 2005, Mr. Vogel served as the President and Chief Executive Officer of Charter Communications Inc., a cable television and broadband services provider. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media. Mr. Vogel is a member of the boards of directors and corporate governance committee of Shaw Communications, Inc., a diversified communications company providing broadband cable and direct-to-home satellite services in Canada, a member of the board of directors and audit committee of Universal Electronics, Inc., a provider of wireless control technology for connected homes, and is a member of the board of directors, audit committee, corporate governance and nominating committee and executive committee of Ascent Media Corporation. He is also a member of the board of directors, chairman of the audit committee, and a member of the compensation committee of AMC Networks, Inc., a provider of cable television programming. Mr. Vogel served on the board of directors of NextWave Wireless Inc., a wireless technology company that developed, produced and marketed mobile multimedia and consumer electronics solutions, during the past five years.

		Key Attributes, Experience and Skills:

Mr. Vogel brings executive level leadership experience in the communications industry as a result of his high level executive roles at Dish Network Corporation, Charter Communications Inc. and Liberty Media. Mr. Vogel also has extensive experience in reviewing financial statements as a result of his background as a certified public accountant and his role as a chief executive and senior finance executive of public companies.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
Vanessa A. Wittman	47

Ms. Wittman has been a director since April 2011. Ms. Wittman is the Chief Financial Officer of Dropbox, a cloud based storage and collaboration company. From March 2012 to February 2015, Ms. Wittman was the Senior Vice President and Chief Financial Officer of Motorola Mobility, a subsidiary of Google. From September 2008 to March 2012, she served as Executive Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc., a professional services company providing advice and solutions in the areas of risk, strategy, and human capital. Prior to joining Marsh & McLennan, Ms. Wittman was Chief Financial Officer and Executive Vice President of Adelphia Communications Corp., a cable television company, from 2003 to 2007. Prior to Adelphia, Ms. Wittman served as Chief Financial Officer of 360networks, a wholesale provider of telecommunications services. She also has held positions with Microsoft, Metricom Inc. and Morgan Stanley & Co. Incorporated. Ms. Wittman also serves on the board of directors of Ulta Salon, Beauty & Fragrance, Inc., a beauty products retailer. During the last five years, Ms. Wittman served as a director of kgb, an independent provider of directory assistance and enhanced information services, and Infospace, an internet search services company.

		Key Attributes, Experience and Skills:

Ms. Wittman has been the Chief Financial Officer of various public and private companies and has held senior positions in multi-national companies during her career. She also has been a director at several companies, including serving as audit committee chair for a public company.

Name	Age	Position, Principal Occupation, Business Experience and Directorships
David M. Zaslav	55

Mr. Zaslav has been a director since May 2013. Mr. Zaslav has been the President, Chief Executive Officer of Discovery Communications, Inc., one of the largest nonfiction media companies in the world, since January 2007 and a director since September 2008. Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc., a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC and President of NBC Cable, a division of NBC, from October 1999 to May 2006. Mr. Zaslav was a member of the board of TiVo Inc. through 2010.

		Key Attributes, Experience and Skills:

Mr. Zaslav, as the Chief Executive Officer of Discovery Communications and through his prior work in television, has developed a deep understanding of the media and entertainment industry. This experience, together with his general management expertise, positions him as a valued presence on our board of directors to assist us in evaluating programming and marketing opportunities and further understand our diverse and growing subscriber base, including trends in the audio entertainment industry.

The board of directors recommends a vote “FOR” the election of each of the nominees named above.

What are the responsibilities of the board of directors?

The business and affairs of our company are managed under the direction of our board of directors. Our board oversees senior management selection, monitors overall corporate performance and ensures the integrity of our financial controls. Our board of directors also oversees our strategic and business planning processes.

How are nominees for the board of directors selected?

Our Nominating and Corporate Governance Committee reviews possible candidates to be directors and is responsible for overseeing matters of corporate governance, including the evaluation of performance and practices of the board of directors, the board’s committees, management succession plans and executive resources. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, for possible directors. Such suggestions, together with appropriate biographical and other information required pursuant to our By-laws, should be submitted to our Corporate Secretary, Sirius XM Holdings Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020. Candidates who are suggested by our stockholders are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other possible candidates to be directors.

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties, and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and related industries, independence of thought and ability to work collegially. The Nominating and Corporate Governance Committee also may consider the extent to which a candidate would fill a present need on the board of directors. After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be qualified to be a director and may ask the candidate to meet with other directors and management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the board that candidate’s nomination as a director.

What is the board’s leadership structure?

Gregory B. Maffei is the Chairman of our board of directors. The Chairman of our board organizes the work of the board and ensures that the board has access to sufficient information to enable the board to carry out its functions, including monitoring our performance and the performance of management. The Chairman, among other things, presides over meetings of the board of directors, establishes the agenda for each meeting of the board in consultation with our Chief Executive Officer, oversees the distribution of information to directors, and performs other duties or assignments as agreed with either the board of directors or our Chief Executive Officer. The board of directors has determined that it is currently in our best interests to separate the Chairman of the board position and the Chief Executive Officer position because it allows the Chief Executive Officer to focus on our day-to-day business, including risk management, while allowing the Chairman of the board to lead the directors and assist the board in its fundamental role of providing advice to, and oversight of, management. Further, the board recognizes that the Chief Executive Officer position requires a significant dedication of time, effort, and energy in the current business environment. Our Corporate Governance Guidelines (the “Guidelines”) do not establish this approach as a policy, but as a matter that is considered from time-to-time.

Does the board have a lead independent director?

Liberty Media beneficially owns, directly and indirectly, over 50% of our outstanding common stock. In light of that control relationship, the board of directors believes it is appropriate, and a matter of good corporate governance, to designate a director to serve as the lead independent director. The board has designated Eddy W. Hartenstein, the former Chairman of our board of directors, to serve as the lead independent director. The lead independent director coordinates the activities of the other independent directors and performs such other duties and responsibilities as the board of directors determines.

Are all of the directors required to be independent?

Liberty Media beneficially owns, directly and indirectly, over 50% of our outstanding common stock entitled to vote for the election of directors. As a result, we are considered a “controlled company” and are accordingly exempt from certain corporate governance requirements of The NASDAQ Global Select Market (“NASDAQ”) Rules including, among other items, the requirement that our board of directors be comprised of a majority of independent directors and that we have a compensation committee comprised of independent directors and that director nominations are recommended by the independent members of the board of directors or a nominating committee composed of independent directors. We rely on these exemptions available to a controlled company with respect to the independence requirement of our compensation committee and our nominating committee. The controlled company exemption does not extend to the audit committee independence requirements. Accordingly, our audit committee will continue to be comprised solely of directors meeting the independence standards under the applicable NASDAQ listing standards, Section 10A(m)(3) of the Exchange Act and our Guidelines. References to Liberty Media in this proxy statement include Liberty Media Corporation and its predecessors, unless the context otherwise requires.

How does the board determine which directors are considered independent?

Our board reviews the independence of our directors annually. The provisions of our Guidelines regarding director independence meet, and in some areas exceed, the listing standards of NASDAQ. A copy of the Guidelines is available on our website at http://investor.siriusxm.com.

The Nominating and Corporate Governance Committee undertook a review of director independence in March 2015. As part of this review, the committee reviewed with our Corporate Secretary written questionnaires submitted by directors. These questionnaires disclose transactions and relationships between each director or members of his or her immediate family, on one hand, and us, other directors, members of our senior management and our affiliates, on the other hand.

As a result of this review, the Nominating and Corporate Governance Committee determined that all of our directors and nominees are independent under the standards set forth in our Guidelines and the applicable NASDAQ listing standards, with the exception of James E. Meyer, our Chief Executive Officer, Gregory B. Maffei and Mark D. Carleton, each of whom is an employee of Liberty Media, and Evan D. Malone, whose father is the Chairman of Liberty Media. David J.A. Flowers resigned as a member of our board of directors in 2014. Mr. Flowers was an employee of Liberty Media and was not considered an independent director.

With respect to Vanessa A. Wittman, the board evaluated an ordinary course transaction that occurred during 2011 between us and an indirect wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”). Ms. Wittman served as an executive officer of MMC until March 2012. The board found that the amount we paid to this subsidiary of MMC was less than one tenth of one percent of MMC’s reported consolidated revenues in the applicable year. Similarly, with respect to Anthony J. Bates and George W. Bodenheimer, the board evaluated the ordinary course transactions during the last three fiscal years between us and Microsoft and ESPN, respectively, for which each served as an executive officer during the last three years, and found that the amounts paid by us to Microsoft and ESPN was not material to either entity.

The board has determined that a majority of the members of the Compensation Committee meet the independence standards under the applicable NASDAQ listing standards and our Guidelines and qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The board has determined that a majority of the members of the Nominating and Corporate Governance Committee meet the independence requirements mandated by NASDAQ applicable to serving on the Nominating and Corporate Governance Committee and our Guidelines.

The board has also determined that all of the members of the Audit Committee are financially literate and meet the independence requirements mandated by the applicable NASDAQ listing standards, Section 10A(m)(3) of the Exchange Act and our Guidelines.

Our independent directors meet regularly in executive sessions.

What are the current standing committees of the board of directors and who are the members of these committees?

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time the board may also form ad hoc committees. In 2014, our board of directors formed a Special Committee of independent directors to consider Liberty Media’s proposal (as discussed further below. See “Governance of the Company—What is the relationship between Sirius XM and Liberty Media Corporation?”). The board of directors selected Joan L. Amble, Eddy W. Hartenstein and James P. Holden to serve on the Special Committee. The Special Committee is chaired by Mr. Hartenstein.

Copies of the current charters for the Audit Committee and the Nominating and Corporate Governance Committee are available on our website at http://investor.siriusxm.com. The Compensation Committee has not adopted a charter.

The following table shows the current members and chair of each committee and the principal functions performed by each committee:

Committee	Functions
Audit
Members:	•	Selects our independent registered public accounting firm
Joan L. Amble*	•	Reviews reports of our independent registered public accounting firm
Eddy W. Hartenstein Vanessa A. Wittman	•	Reviews and approves the scope and cost of all services, including all non-audit services, provided by the firm selected to conduct the audit
	•	Monitors the effectiveness of the audit process
	•	Reviews the adequacy of financial and operating controls
	•	Monitors our corporate compliance program
	•	Monitors our policies and procedures for enterprise risks
Compensation
Members:	•	Reviews our executive compensation policies and strategies
George W. Bodenheimer Mark D. Carleton James P. Holden Carl E. Vogel*	•	Oversees and evaluates our overall compensation structure and programs
Nominating and Corporate Governance
Members: Gregory B. Maffei	•	Develops and implements policies and practices relating to corporate governance
James F. Mooney* Carl E. Vogel	•	Reviews and monitors implementation of our policies and procedures related to the selection of director candidates
David M. Zaslav	•	Assists in developing criteria for open positions as directors on the board of directors
	•	Reviews background information on potential candidates for directors and makes recommendations to the board of directors
	•	Makes recommendations to the board of directors with respect to committee assignments

*	Chair

How often did the board and its committees meet during 2014?

During 2014, there were six meetings of our board of directors, five Audit Committee meetings, three Compensation Committee meetings and two Nominating and Corporate Governance Committee meetings. In 2014, David M. Zaslav was unable to attend at least 75% of the total number of meetings of the board and meetings held by committees on which he served. Each other director nominee attended 75% or more of the total number of meetings of the board and meetings held by committees on which he or she served.

Directors are also encouraged to attend the annual meeting of stockholders. Mr. Meyer attended our 2014 annual meeting of stockholders.

How can stockholders communicate with the board of directors?

Stockholders may communicate directly with our board of directors, or specified individual directors, according to the procedures described on our website at http://investor.siriusxm.com under “Corporate Governance—Contact our Board.”

Our Corporate Secretary reviews all correspondence to our directors and forwards to the board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all correspondence received by us that is addressed to members of our board.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by us, our board of directors and the Audit Committee regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are available upon written request to our Corporate Secretary.

Compensation Committee Interlocks and Insider Participation

Mr. Bodenheimer, Mr. Carleton, Mr. Flowers, Mr. Holden, and Mr. Vogel served as members of the Compensation Committee during 2014. None of the members of the Compensation Committee is or has been an executive officer of our company, and no director who served on the Compensation Committee during 2014 had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of our company or as a member of the Compensation Committee during 2014.

Director Compensation Table for 2014

The following table provides compensation information for the year ended December 31, 2014 for each of our non-employee directors. Directors who are employees do not receive compensation for their services as directors.

Name	Fee Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3)(4) ($)	All Other Compensation ($)	Total ($)
Joan L. Amble	180,000	—	70,000	—	250,000
Anthony J. Bates	50,000	—	70,000	—	120,000
George W. Bodenheimer	50,000	—	70,000	—	120,000
Mark D. Carleton(1)	—	—	35,000	—	35,000
David J.A. Flowers(1)	50,000	—	70,000	—	120,000
Eddy W. Hartenstein	200,000	—	70,000	—	270,000
James P. Holden	150,000	—	70,000	—	220,000
Gregory B. Maffei	100,000	—	70,000	—	170,000
Evan D. Malone	50,000	—	70,000	—	120,000
James F. Mooney	60,000	—	70,000	—	130,000
Carl E. Vogel	70,000	—	70,000	—	140,000
Vanessa A. Wittman	50,000	—	70,000	—	120,000
David M. Zaslav	50,000	—	70,000	—	120,000

(1)	In December 2014, David J. A. Flowers resigned from our board and Mark D. Carleton was elected.

(2)

Non-employee directors were not awarded restricted stock units (“RSUs”) in 2014. At December 31, 2014, the aggregate number of unvested RSUs outstanding for Mr. Holden was 143,235 and for Mr. Mooney 93,748. No other director has unvested RSUs. The directors acquired the RSUs as part of our director compensation program then in effect. These RSUs will vest on the first anniversary of the date that such director ceases his service on the board.

(3)

The aggregate grant date fair values of stock option awards were computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation are discussed in Note 16 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. On May 20, 2014, non-employee directors, excluding Mr. Carleton, were each awarded 61,634 options at an exercise price of $3.1550 per share with a grant date fair value of $70,000. On his election as a director, Mr. Carleton was awarded 36,534 options at an exercise price of $3.44 per share with a grant date fair value of $35,000.

(4)

At December 31, 2014, the aggregate number of option awards outstanding for each non-employee director was as follows: Ms. Amble—1,559,855; Mr. Bates—90,174; Mr. Bodenheimer—90,174; Mr. Carleton—36,534; Mr. Flowers—617,618; Mr. Hartenstein—1,605,855; Mr. Holden—415,072; Mr. Maffei—617,618; Dr. Malone—110,693; Mr. Mooney—242,377; Mr. Vogel—247,393; Ms. Wittman—247,393; and Mr. Zaslav—110,693.

2014 Director Compensation Plan. As Chairman of the board of directors, in 2014, Mr. Maffei received an annual cash retainer of $100,000. Mr. Hartenstein, our lead independent director, received an annual cash retainer of $100,000. The other non-employee members of our board of directors, other than Mr. Carleton, each received an annual cash retainer of $50,000. Each director who served as chair of a committee of the board of directors in 2014 received an additional annual cash retainer as follows: the Audit Committee chairwoman received $30,000; the Compensation Committee chairman received $20,000; and the Nominating and Corporate Governance Committee chairman received $10,000.

The members of the Special Committee formed to evaluate the Liberty Media proposal also each received an additional cash retainer of $100,000 in 2014.

In addition, in 2014 each member, other than Mr. Carleton, received an equity-based award with a grant date value equal to $70,000 in the form of options to purchase our common stock. The options were granted on the business day following the 2014 annual meeting of stockholders. All options to purchase our common stock awarded to our non-employee directors vest over a four-year period, with 25% vesting on each anniversary of the date of grant. No options vest in a given year if, in the prior calendar year, the director failed to attend at least 75% of the meetings of the board.

Our director compensation plan in effect during 2014 provided that any director who failed to attend at least 75% of the meetings of the board of directors in any given year forfeited 25% of his or her compensation that is payable in cash.

We also pay reasonable travel and accommodation expenses of directors in connection with their participation in meetings of the board and committees thereof.

New Director Compensation Plan. In January 2015, the board of directors, upon the recommendation of the Compensation Committee, amended the director compensation policy. Those amendments to the director compensation policy will be effective on the date of this year’s annual meeting of stockholders and will apply to director compensation earned with respect to 2015.

Pursuant to amended compensation policy, each non-employee member of our board of directors will receive an annual cash retainer of $100,000. The Audit Committee chair will continue to receive an additional $30,000 cash retainer; the Compensation Committee chair will continue to receive an additional $20,000 cash retainer; and the Nominating and Corporate Governance Committee chair will continue to receive an additional $10,000 cash retainer. The chairman of the board of directors and our lead independent director will also each receive an additional annual cash retainer of $50,000, which amount has been reduced from $100,000.

In addition, each member will receive an equity-based award with a grant date value equal to $75,000 in the form of options to purchase our common stock. The options will be granted annually on the business day following that year’s annual meeting of stockholders. All options to purchase our common stock awarded to our non-employee directors will vest over a four-year period, with 25% vesting on each anniversary of the date of grant. Each member will also receive shares of our common stock with a grant date value of $25,000 annually on the business day following that year’s annual meeting of stockholders. These shares of common stock will have no vesting terms.

The new compensation policy does not contain a forfeiture mechanism in the event a director fails to attend 75% or more of the meetings of the board or one of the committees he or she serves on. Attendance matters are referred to the Nominating and Corporate Governance Committee, which reviews each director’s participation and contribution to the board at least annually.

We will also continue to pay reasonable travel and accommodation expenses of directors in connection with their participation in meetings of the board and committees thereof.

STOCK OWNERSHIP

Who are the principal owners of our stock?

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2015 by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. In general, “beneficial ownership” includes those shares a person has or shares the power to vote or transfer or has the right to acquire within 60 days of the measurement date. We believe that the beneficial owner of the common stock listed below, based on information furnished by this owner, has sole investment and voting power with respect to these shares.

Name and Address of Beneficial Owner of Common Stock	Shares Beneficially Owned as of February 28, 2015
	Number	Percent
Liberty Media Corporation(1)	3,162,173,996	56.99%
12300 Liberty Boulevard
Englewood, CO 80112

(1)

Based upon a Schedule 13D/A filed on November 3, 2014 by Liberty Media Corporation. The ownership percentage is based upon the information contained in a Schedule 13D/A filed on November 3, 2014 by Liberty Media Corporation and the actual number of shares outstanding, 5,548,711,486, as of February 28, 2015. Such shares include 5,974,510 shares of common stock that were issued upon the exchange of $11 million aggregate principal amount of our 7% Exchangeable Senior Subordinated Notes due 2014 beneficially owned by Liberty Media Corporation that were converted in full prior to the maturity of the Notes.

How much stock do our directors and executive officers own?

The following table shows the number of shares of common stock beneficially owned by each of our directors, each of our named executive officers and all of our directors and executive officers as a group as of February 28, 2015.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class
Joan L. Amble	1,408,054	*
Anthony J. Bates	7,135	*
George W. Bodenheimer	7,135	*
Mark D. Carleton(2)	—	*
Eddy W. Hartenstein	1,454,054	*
James P. Holden	263,271	*
Gregory B. Maffei(2)	465,817	*
Evan D. Malone(2)	12,265	*
James F. Mooney(3)	99,676	*
Carl E. Vogel	95,592	*
Vanessa A. Wittman	95,592	*
David M. Zaslav	12,265	*
James E. Meyer	10,504,237	*
Scott A. Greenstein	4,197,842	*
Patrick L. Donnelly	3,621,626	*
David J. Frear(4)	7,077,946	*
Enrique Rodriguez	1,115,255	*
All Executive Officers and Directors as a Group (20 persons)	35,933,129	0.6%

*	Less than 1% of our outstanding shares of common stock.

(1)

These amounts include shares of common stock, restricted shares of common stock, unexercised stock options and RSUs that the individuals hold or have the right to acquire within sixty days of February 28, 2015. Also included are the following numbers of shares of common stock acquired under and held in the Sirius XM Radio Inc. 401(k) savings plan as of February 28, 2015: Mr. Meyer—5,355 shares; Mr. Greenstein—72,728 shares; Mr. Donnelly—18,194 shares; Mr. Frear—85,046 shares; Mr. Rodriguez—0 shares; and all other executive officers not shown above—64,893 shares.

(2)

Messrs. Carleton and Maffei are employees of Liberty Media, which beneficially owns 3,162,173,996 shares (or 56.99%) of our common stock as of February 28, 2015, and they disclaim beneficial ownership of the shares owned by Liberty Media and its affiliates. Dr. Malone is a member of the board of directors of Liberty Media and also disclaims beneficial ownership of the shares owned by Liberty Media and its affiliates.

(3)	Includes 9,100 shares held as custodian for Mr. Mooney’s child.

(4)	Includes 1,900 shares held by Mr. Frear’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of reports filed pursuant to Section 16(a) of the Exchange Act and written representations furnished to us during our most recent fiscal year, we know of no director, executive officer or beneficial owner of more than 10% of our common stock who failed to file on a timely basis reports of beneficial ownership of our common stock as required by Section 16(a) of the Exchange Act.

GOVERNANCE OF THE COMPANY

How does the board of directors oversee our risk management process?

The board executes its oversight responsibility for risk management directly and through its committees, as follows:

•

The Audit Committee has primary responsibility for monitoring our internal audit, corporate, financial and risk management processes and overseeing our system of internal controls and financial reporting. The Audit Committee discusses specific risk areas throughout the year, including those that may arise from time to time and the measures taken by management to monitor and limit risks.

•

The Audit Committee receives regular reports throughout the year on matters related to risk management. At each regularly scheduled meeting, the Audit Committee receives reports from our (i) external auditor on the status of audit activities and findings and (ii) executive in charge of internal audit (who reports directly to the Audit Committee) on the status of the internal audit plan, audit results and any corrective action taken in response to internal audit findings.

•

We have a Compliance Officer who is in charge of our compliance with FCC related laws and regulations and training and monitoring compliance with those laws and regulations. Our Executive Vice President, General Counsel and Secretary reports to the Audit Committee throughout the year on calls to our compliance hotline and any changes or developments in compliance matters. Each quarter, our Chief Financial Officer reports to the board of directors on our performance and discusses how actual performance compares to our business plan and budget. Our executive officers report regularly to the board about the risks and exposures related to our business.

•

The other committees of the board of directors oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee assesses risks associated with our compensation policies and programs for executives.

•	The committees report to the board of directors at every regular board meeting on the topics discussed and actions taken at the most recent committee meeting. Our board of directors discusses the risks and exposures, if any, involved in the matters or recommendations of the committees, as necessary.

•

Our board of directors also considers specific risk topics throughout the year, including risks associated with our business plan, litigation, operational efficiency, government regulation, physical facilities, information technology infrastructure and capital structure, among many others. The board is informed about and regularly discusses our risk profile, including legal, regulatory and operational risks to our business.

What are our policies and procedures for related party transactions?

We have adopted a written policy and written procedures for the review, approval and monitoring of transactions involving the Company or its subsidiaries and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors or their immediate family members, or stockholders owning five percent or more of our common stock.

Our related person transaction policy requires:

•

that any transaction in which a related person has a material direct or indirect interest and which exceeds $120,000 (such transaction referred to as a “related person” transaction) and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by a committee of the board composed solely of independent directors who are disinterested or by the disinterested members of the board; and

•

that any employment relationship or transaction involving an executive officer and the Company must be approved by the Compensation Committee or recommended by the Compensation Committee to the board for its approval.

In connection with the review and approval or ratification of a related person transaction, management must:

•

disclose to the committee or disinterested directors, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•

advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•

advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

•

advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Compensation Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, NASDAQ and the Internal Revenue Code.

Except as described below, since the beginning of fiscal 2014, there were no related party transactions that are required to be disclosed pursuant to the SEC rules and regulations.

What is the relationship between Sirius XM and Liberty Media Corporation?

In February and March 2009, we entered into several transactions to borrow up to $530 million from Liberty Media Corporation and its affiliates. All of these loans were repaid in cash in 2009.

As part of the transactions with Liberty Media, in February 2009, we entered into an investment agreement (the “Investment Agreement”) with Liberty Radio, LLC, an indirect wholly-owned subsidiary of Liberty Media. Pursuant to the Investment Agreement, we issued to Liberty Radio, LLC 12,500,000 shares of convertible preferred stock with a liquidation preference of $0.001 per share in partial consideration for the loan investments. The preferred stock was convertible into approximately 40% of our outstanding shares of common stock (after giving effect to such conversion).

In September 2012, Liberty Radio, LLC converted 6,249,900 shares of its preferred stock into 1,293,467,684 shares of our common stock. In January 2013, the Federal Communications Commission granted Liberty Media approval to acquire de jure control of us and Liberty Radio, LLC converted its remaining preferred stock into 1,293,509,076 shares of our common stock. As a result of these conversions of preferred stock and additional purchases of our common stock, Liberty Media beneficially owns, directly and indirectly, over 50% of our outstanding common stock.

Three individuals who are affiliated with Liberty Media, either as executives or members of the board of directors of Liberty Media, are members of our board of directors. Gregory B. Maffei, the President and Chief Executive Officer of Liberty Media, is the Chairman of our board of directors.

As a result, Liberty Media has the ability to control our affairs, policies and operations, such as the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence of debt by us, amendments to our certificate of incorporation and bylaws and the entering into of extraordinary transactions, and their interests may not in all cases be aligned with the interests of other stockholders. In addition, Liberty Media can determine the outcome of all matters requiring general stockholder approval and has the ability to cause or prevent a change of control of our Company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive stockholders of an opportunity to receive a premium for their common stock as part of a sale of our Company and might ultimately affect the market price of our common stock.

On October 9, 2013, we entered into an agreement with Liberty Media to repurchase $500 million of our common stock from Liberty Media at a price of $3.66 per share. Pursuant to that agreement, we repurchased $160 million of our common stock from Liberty Media as of December 31, 2013. On January 23, 2014, we entered into an amendment to that agreement to defer the previously scheduled $240 million repurchase of shares of our common stock from Liberty Media from January 27, 2014 to April 25, 2014, the date of the final purchase installment under the agreement. On April 25, 2014, we repurchased $340 million of our shares of common stock from Liberty Media. We entered into this amendment at the request of the Special Committee of our board of directors that was formed to review and evaluate the Liberty Media proposal described below. That Special Committee is comprised of independent directors.

On January 3, 2014, our board of directors received a non-binding letter from Liberty Media proposing a transaction pursuant to which all outstanding shares of our common stock not owned by Liberty Media would be converted into the right to receive 0.0760 of a new share of Liberty Series C common stock, which would have no voting rights. Our board of directors formed a Special Committee of independent directors, consisting of Joan L. Amble, Eddy W. Hartenstein and James P. Holden, to consider the proposal. On March 13, 2014, Liberty Media announced that its proposal was no longer applicable.

In November 2014, Liberty Media exchanged $11 million in aggregate principal amount of our 7% Exchangeable Senior Subordinated Notes due 2014 for 5,974,510 shares of common stock. This exchange was in accordance with the indenture governing such Notes and was consummated prior to the December 1, 2014 maturity of the Notes.

Does Sirius XM have corporate governance guidelines and a code of ethics?

Our board of directors adopted the Guidelines which set forth a flexible framework within which the board, assisted by its committees, directs our affairs. The Guidelines cover, among other things,

the composition and functions of our board of directors, director independence, management succession and review, committee assignments and selection of new members of our board of directors.

Our board of directors has also adopted a Code of Ethics, which is applicable to all our directors and employees, including our chief executive officer, principal financial officer and principal accounting officer.

Our Guidelines and the Code of Ethics are available on our website at http://investor.siriusxm.com under “Corporate Governance” and in print to any stockholder who provides a written request for either document to our Corporate Secretary. If we amend or waive any provision of the Code of Ethics with respect to our directors, chief executive officer, principal financial officer or principal accounting officer, we will post the amendment or waiver at this location on our website.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, or “CD&A,” describes and analyzes our executive compensation program for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers named in our Summary Compensation Table. We refer to these five officers throughout this CD&A and the accompanying tables as our “named executive officers.”

Executive Summary

The Compensation Committee is responsible for developing and maintaining a compensation program for our named executive officers. The Compensation Committee has strived to design this compensation program with great care, focusing first and foremost on the incentives that the program promotes. The Compensation Committee believes that our ability to recruit, incentivize and retain top executive talent is essential to our long-term success. Accordingly, the Compensation Committee believes it has successfully balanced the sometimes competing obligations to make decisions which meet the needs of our company against a one size fits all approach.

Our executive compensation program consists primarily of three elements: base salary, performance-based annual bonus and long-term equity compensation. We believe that these three elements, when taken together, provide an optimum mix of fixed compensation and short- and long-term incentives, and serve as the most effective means of attracting, retaining and motivating a talented, entrepreneurial and creative team of executives with the skills and experience necessary to achieve our business goals and enhance stockholder value, and ensure stability in the senior management of our company while also avoiding unnecessary or excessive risk-taking. In connection with extending the terms of our executive agreements, we have, among other things, eliminated golden parachute excise tax gross ups and added clawback provisions.

At our annual meeting last year we held an advisory “say on pay” vote on the compensation of our named executive officers. In May 2014, our stockholders overwhelmingly approved the compensation of our named executive officers, with over 84% of our common stock casting votes in favor of our say-on-pay resolution. The Compensation Committee considered the strong support our stockholders expressed for our pay for performance compensation philosophy and has not made any changes to the core elements of our compensation programs since that vote. We intend to conduct such advisory vote every three years. Accordingly, the next such vote will be held at our 2017 annual meeting of stockholders.

Fiscal Year 2014 Performance Summary

We believe that our compensation program for the named executive officers was instrumental in helping us achieve strong financial and operating performance in 2014. In the face of intense competition for our services, our financial results exceeded our public guidance and our internal budget and business plan. The following highlights our financial and operating results for 2014:

•	achieving adjusted EBITDA growth of 26% to $1.47 billion in 2014;

•	increasing our revenues by 10% to $4.18 billion;

•	increasing our free cash flow by 25% to $1.16 billion;

•	managing the integration of our connected vehicle services business and establishing Sirius XM as a leading provider of telematics services; and

•	increasing our stock buyback program from $4 billion to $6 billion.

In addition, 2014 was marked by key subscriber and content-based achievements and other measures that contributed to our growth and success, including:

•	adding approximately 1.75 million net new subscribers, resulting in a total of approximately 27.3 million subscribers, an increase of almost 7% as compared to 2013;

•

expanding our relationships with independent resellers, including surpassing 15,000 franchise and independent auto dealers nationwide that provide trial subscriptions to purchasers and lessees of pre-owned vehicles; and

•

entering into agreements with Ford and Volvo to provide purchasers of new vehicles with multi-year subscriptions to our premium traffic, weather, data and information services, and with Subaru to provide enhancements to its in-vehicle connectivity system.

In this CD&A, we use certain financial performance measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”). These Non-GAAP financial measures include adjusted EBITDA and free cash flow. We use these Non-GAAP financial measures and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation for our employees. Please refer to the glossary contained in our annual report for the fiscal year ended December 31, 2014 which accompanies this proxy statement for a discussion of such Non-GAAP financial measures and reconciliations to the most directly comparable GAAP measure and a discussion of these other performance metrics.

Overall Program Objectives and Processes

Program Objectives

We strive to attract, motivate, reward and retain highly qualified executives with the skills and experience necessary to provide leadership for our success in dynamic and competitive markets and enhance stockholder value by providing compensation that is largely performance-based and competitive with the various markets and industries in which we compete for talent. We also endeavor to develop executive compensation programs that are consistent with, explicitly linked to, and support our strategic objectives—growing our business while enhancing stockholder value.

We achieve these objectives through three primary compensation elements:

•	a base salary;

•	a performance-based discretionary annual bonus that constitutes the short-term incentive element of our program; and

•	equity-based awards that constitute the long-term incentive element of our program.

The Compensation Committee believes that a program comprised principally of the above-described three elements is consistent with programs adopted by companies with which we compete for executive talent. The program is structured to meet the requirements of the intensely competitive and rapidly changing environment in which we operate, while ensuring that we maintain continuity in our senior management, and that the named executive officers are compensated in a manner that advances both the short- and long-term interests of our stockholders and inspires dynamic leadership while not encouraging excessive risk-taking.

A significant proportion of the compensation for our named executive officers is “at risk”—namely, the annual bonus and equity-based awards. The Compensation Committee uses “at risk” compensation to motivate the named executive officers to achieve goals and objectives that support our business plan and align our executives’ interests with those of our stockholders. The Compensation Committee further believes that delivering compensation in the form of, or based on the value of, our common stock incentivizes executives to enhance stockholder value. The value of equity-based compensation represents a significant portion of our executives’ compensation.

Processes and Compensation Decisions

The Compensation Committee does not attempt to set compensation levels for each named executive officer within a particular range related to levels provided by peers. The Compensation Committee attempts to monitor “best practices” and emerging trends in executive compensation, relies on the general business and industry knowledge and experience of its members, and occasionally uses informal market comparisons as one of many factors in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, historical compensation, internal pay equity, complexity and importance of roles and responsibilities, expected future contributions, leadership and growth potential, retention considerations and our performance. The Compensation Committee also believes that it is in our stockholders’ interests, and consistent with industry practice, to enter into arrangements with our named executive officers in order to provide stability for our senior executives. Further, any compensation or equity awards provided to the named executive officers are subject to clawback as may be required pursuant to any law or regulation.

In determining compensation element levels, including the grants of equity-based awards, if any, for each named executive officer (other than the Chief Executive Officer), the Compensation Committee also consults with and considers the recommendations and input of our Chief Executive Officer.

Compensation for Named Executive Officers

The Compensation Committee’s goal is to award compensation that incentivizes our named executive officers to enhance value for our stockholders without encouraging the taking of inappropriate business risks, and is not considered excessive when all elements of potential compensation are considered. In making decisions with respect to any single element of a named executive officer’s compensation, the Compensation Committee considers the officer’s level of responsibility, experience and contributions, internal pay equity and the compensation that may be awarded to the officer, including salary, annual bonus, long-term incentives, perquisites and other benefits. In addition, the Compensation Committee considers the other benefits to which the officer is entitled under the officer’s employment agreement, including compensation payable upon termination of employment. (Each named executive officer is employed pursuant to agreements described under “Potential Payments upon Termination or Change in Control—Employment Agreements” below.)

Executive Compensation Elements

Our practices with respect to the key compensation elements identified above, as well as other elements of compensation, are described below, followed by a discussion of the specific factors considered in determining the levels of these compensation elements for the named executive officers for 2014.

Base Salary

Base salaries for the named executive officers are determined consistent with the terms of their employment agreements. The minimum amount of base salaries set forth in the employment agreements and any increases over these amounts are determined by the Compensation Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available and deemed relevant, salary trends for persons in similar positions at comparable companies;

•	the expertise, demonstrated leadership and management ability, and past performance of the individual executive;

•	the executive’s salary history and total compensation, including other cash bonus and stock-based awards;

•	the competitiveness of the market for the executive’s services; and

•	the recommendations of our Chief Executive Officer (except as to his own compensation).

In setting base salaries, the Compensation Committee also believes that the amount of base salary should be a relatively smaller portion of each named executive officer’s overall compensation package, thereby aligning the interests of our executives more closely with those of our stockholders.

Annual Bonus

The Compensation Committee may award annual bonuses in cash, restricted stock, RSUs, stock options or a combination thereof. The Compensation Committee believes that bonuses should take into consideration all factors relevant to the Company’s and an executive’s performance, including numerous financial and operational metrics, without being limited by a purely formulaic approach. None of our named executive officers are entitled to a guaranteed or minimum bonus.

Consistent with prior years, the bonuses approved by the Compensation Committee for 2014 were intended to achieve two principal objectives:

•	to link compensation with performance that enhances stockholder value; and

•	to reward our named executive officers based on individual performance and contributions to our success.

To guide the Compensation Committee in determining bonus amounts for the named executive officers, in 2014, the Compensation Committee adopted a bonus plan that generally measures our performance using various criteria, such as increases in subscribers, revenue, adjusted EBITDA and free cash flow. This plan is used by the Compensation Committee as one set of factors, along with other financial and operational metrics that the Compensation Committee deems relevant, in evaluating and benchmarking bonus amounts for the named executive officers. A more detailed description of the methodologies used by the Compensation Committee to determine the bonus amounts is discussed below under the heading “Payment of Performance-Based Discretionary Annual Bonuses for 2014.”

The bonus awards to our named executive officers are described below under “Fiscal Year 2014 Pay Implications—Payment of Performance-Based Discretionary Annual Bonuses for 2014” and are reflected in the Summary Compensation Table.

Long-term Incentive Compensation

The Compensation Committee grants long-term incentive awards to directly align compensation for our named executive officers over a multi-year period with the interests of our stockholders by motivating and rewarding actions that enhance long-term stockholder value, while also ensuring the continued retention of our named executive officers. The Compensation Committee determines the level of long-term incentive compensation in conjunction with total compensation provided to named executive officers and the objectives of the above-described compensation program. Long-term incentive awards have historically represented a significant portion of our named executive officers’

compensation, thus ensuring that our executives have a continuing stake in our success, aligning their interests with that of our stockholders and supporting the goal of retention through vesting requirements and forfeiture provisions.

Stock options have an exercise price equal to the fair market value of our common stock on the date of grant, and therefore reward the executives only if the price of our stock increases after the date of grant. In 2014, the Compensation Committee determined that, in light of current market conditions, long-term incentive compensation for our named executive officers would consist of both stock options and RSUs. The Compensation Committee believes that the use of RSUs, as a form of equity-based compensation, provides predictable retention value and alignment of employee interests with stockholder interests, particularly in volatile equity markets. Stock options generally vest over a period of three or four years in equal annual installments and RSUs vest on varying schedules. Both stock options and RSUs generally vest subject to the executive’s continued employment, which incentivizes the executives to sustain increases in stockholder value over extended periods of time. The specific number of options and RSUs granted is determined either as part of an employment agreement or by the Compensation Committee with the assistance of our Chief Executive Officer (other than in the case of any equity awards to himself) and by using their informed judgment, taking into account the executive’s role and responsibilities and our overall performance and the performance of our common stock, and is not based on any specific quantitative or qualitative factors.

Retirement and Other Employee Benefits

We maintain broad-based benefits for all employees, including health and dental insurance, life and disability insurance and a 401(k) savings plan, including a matching component for that plan. Our named executive officers are eligible to participate in all of our employee benefit plans on the same basis as other employees. We do not sponsor or maintain any other retirement or deferred compensation plans for any of our named executive officers other than our 401(k) savings plan.

Our 401(k) savings plan allows eligible employees to voluntarily contribute from 1% to 50% of their pre-tax eligible earnings, subject to certain defined limits. We match 50% of an employee’s voluntary contributions per pay period on the first 6% of an employee’s pre-tax salary up to a maximum of 3% of eligible compensation. Employer matching contributions under the plan vest at a rate of 33.33% for each year of employment and are fully vested after three years of employment for all current and future contributions.

Perquisites and Other Benefits for Named Executive Officers

The Compensation Committee supports providing other benefits to named executive officers that are almost identical to those offered to our other full time employees and are provided to similarly situated executives at companies with which we compete for executive talent.

In limited circumstances, a named executive officer may receive certain tailored benefits. For example, in 2013, Mr. Rodriguez, due to his principal residence being in the State of Washington, was reimbursed for the reasonable costs of coach class air fare from his home to our various offices, along with reasonable hotel and meal expenses. The costs of these benefits for Mr. Rodriguez constituted less than 10% of his compensation in 2013.

Payments to Named Executive Officers Upon Termination or Change in Control

The employment agreements with our named executive officers provide for severance payments upon an involuntary termination of employment without “cause” or for “good reason” (as each term is defined in their employment agreement). These arrangements vary from executive to executive due to individual negotiations. None of the employment agreements for the named executive officers provide for any special payments solely due to a change in control. Under the terms of both the Sirius XM Radio Inc. 2009 Long-Term Stock Incentive Plan and, if approved by stockholders, the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (collectively, the

“Plans”), if the employment of any of our named executive officers is terminated by us without cause, or by the executive for good reason, within two years following a change in control, then in accordance with the Plans, their equity awards are subject to accelerated vesting.

We believe that these severance arrangements mitigate some of the risk that exists for executives working in our highly competitive industry. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them, in the absence of these arrangements, to be less risky, and such arrangements allow the executives to focus exclusively on our interests.

Fiscal Year 2014 Pay Implications

2014 Base Salary Decisions

We have entered into employment agreements with each of our named executive officers. In 2014, Mr. Donnelly’s base salary was increased as part of the negotiation of his continued employment agreement. In 2014, no other base salary increases were made for our named executive officers.

Payment of Performance-Based Discretionary Annual Bonuses for 2014

In 2014, the Compensation Committee again adopted, under the Sirius XM Radio Inc. 2009 Long-Term Stock Incentive Plan, a bonus program designed to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (the “NEO Bonus Plan”). Pursuant to the NEO Bonus Plan, a bonus pool was established for our Chief Executive Officer and the other named executive officers, other than our Chief Financial Officer, consisting of 2.75% of our EBITDA for 2014. The maximum bonus that a named executive officer could receive under the NEO Bonus Plan was limited to a percentage of the bonus pool (which percentages were not changed during the performance year) and could not exceed the cash equivalent of 120 million shares of our common stock (based on the closing price of our common stock as of the last trading day of 2014). In addition, no amounts could be paid under the NEO Bonus Plan unless a threshold amount of EBITDA was achieved for 2014.

Following the end of 2014, the Compensation Committee met to consider bonuses for our named executive officers with respect to 2014 and whether to award bonuses for other employees. The Compensation Committee carefully reviewed our performance against key metrics in our budget and bonus plan, including the generation of EBITDA, as required by the NEO Bonus Plan, and our efforts to increase subscribers, revenue, adjusted EBITDA and free cash flow.

Following its review of our 2014 performance, which the Compensation Committee determined to be exceptional, the Compensation Committee:

•	approved a cash bonus pool to be divided among our employees, other than the named executive officers;

•

reviewed the NEO Bonus Plan pool and exercised its negative discretion and approved the individual bonus amounts granted to each of the named executive officers under the NEO Bonus Plan as well as other executive officers; and

•	reviewed and approved the payment to our Chief Financial Officer whose bonus, pursuant to Section 162(m) of the Internal Revenue Code, is not included in the NEO Bonus Plan.

The actual amount of the bonus paid to each named executive officer was based on a combination of factors, including our 2014 corporate performance, their individual contributions and performance in their functional areas of responsibility and, with respect to all named executive officers other than himself, recommendations made by Mr. Meyer. Various specific factors taken into consideration in determining the bonus amounts for the named executive officers are set forth below. The annual bonus for Mr. Meyer is discussed below under the heading “Related Policies and Considerations—Compensation of our Chief Executive Officer.”

Mr. Greenstein was awarded a bonus for his contributions during the year, including his role in:

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the continued enhancement of our programming, such as the expansion of our channel lineup to include new music, sports and talk channels, such as Today Show Radio, Wharton School Business Radio, Bleacher Report Radio, and exclusive channels with Pitbull and Joel Osteen;

•	reducing the costs of certain programming;

•	streamlining and introducing efficiencies into our programming operations;

•	the sale of advertisements on our non-music channels, at their highest level to date; and

•	understanding and analyzing customer satisfaction levels as they relate to our programming and content offerings.

Mr. Donnelly was awarded a bonus for his contributions during the year, including:

•	his regular on-going contributions as our General Counsel and the management of various complex legal and regulatory issues;

•	providing sound and timely advice to senior management and our board of directors;

•	his role in managing our litigation matters and our legal expenses in face of the increasing complexity of our business; and

•	assisting in the negotiation and execution of various agreements with third parties that are essential to our operations.

Mr. Frear was awarded a bonus for his contributions during the year, including:

•	his regular on-going contributions as our Chief Financial Officer and his role in managing our fixed and variable costs;

•	overseeing our investor relations efforts;

•	managing an increase in our stock buyback program from $4 billion to $6 billion;

•	overseeing our investment in Sirius XM Canada; and

•	his efforts in the continued development of our information technology systems.

Mr. Rodriguez was awarded a bonus for his contributions during the year, including:

•	his role in the continued integration of our connected vehicle services business;

•	reducing subscriber acquisition costs;

•	overseeing the development of our transmission and radio technology; and

•	expanding our relationships with automakers.

Based on the foregoing, the Compensation Committee approved the specific bonus amounts set forth in the Summary Compensation Table under the “Bonus” column for each of the above named executive officers.

Long-Term Equity Grants for 2014

In January 2014, we entered into a new employment agreement with Mr. Donnelly to continue to serve as our Executive Vice President, General Counsel and Secretary. In connection with his new agreement, we granted Mr. Donnelly stock options and RSUs in an amount equal to $4,000,000 and $1,000,000, respectively, where the number of stock options granted was equal to $4,000,000 divided by the grant date fair value calculated under the Black-Scholes-Merton model, and the number of RSUs granted was equal to $1,000,000 divided by the per share closing price of our common stock reported on NASDAQ on the January 10, 2014 grant date. The specific value of the options and RSUs granted was determined by the Compensation Committee with the assistance of our Chief Executive Officer, and are identified in the Grants of Plan-Based Awards in 2014 table and also discussed below under “Potential Payments or Benefits Upon Termination or Change in Control—Employment Agreements.” The vesting of the stock options and RSUs is generally subject to Mr. Donnelly’s continued employment through the applicable vesting period and is described under “Outstanding Equity Awards at Fiscal Year-End 2014.”

There were no long-term equity grants to Messrs. Meyer, Greenstein, Frear or Rodriguez in 2014. Each of these executives received grants of equity awards in prior years that were intended to cover a multi-year period.

Fiscal Year 2015 Considerations

The Compensation Committee plans to review our executive compensation program in 2015 with a view to ensuring that it continues to provide the correct incentives and is properly sized given the scope and complexity of our business and the competition we face. The Compensation Committee may employ the same process, or may adopt a modified or wholly different process, in making future bonus decisions. The Compensation Committee has again adopted a bonus program which is intended to comply with Section 162(m) of the Internal Revenue Code for our Chief Executive Officer and the other three most highly compensated executive officers (except for our Chief Financial Officer) and a plan that is designed to promote the achievement of our key financial goals for 2015.

Our board of directors has approved, and recommends that stockholders approve, the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “2015 Plan”) to replace the existing Sirius XM Radio Inc. 2009 Long-Term Stock Incentive Plan (“2009 Plan”). We are seeking stockholder approval of the 2015 Plan in order to secure adequate shares to fund expected awards under our long-term incentive program in 2015 and beyond and in connection with the execution or renewal of employment agreements. The board of directors believes that the proposed number of shares available under the 2015 Plan represents a reasonable amount of potential equity dilution and allows us to continue to award equity incentives, which are an important component of our overall compensation program and function to link the compensation ultimately received by participants with our long-term performance. The 2015 Plan is based on, and is substantially similar to, the stockholder approved 2009 Plan. Please see “Item 2—Approval of the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan” for more information.

Related Policies and Considerations

Compensation of our Chief Executive Officer

The material terms of Mr. Meyer’s employment agreement are described below under “Potential Payments or Benefits Upon Termination or Change in Control—Employment Agreements—James E. Meyer.”

The terms of Mr. Meyer’s employment were established by negotiations between Mr. Meyer and the Chairman of our board of directors in consultation with the other members of the ad hoc committee created to direct the chief executive officer search. This ad hoc search committee concluded that, in its business judgment, Mr. Meyer’s qualifications and prior experience as our President, Operations and Sales, were well suited to our needs, and that his compensation, including the base salary and equity components, was, taken as a whole, appropriate under the circumstances. As part of the process, the Compensation Committee reviewed the proposed compensation of Mr. Meyer and ratified the recommendation of the ad hoc search committee.

In February 2015, Mr. Meyer was awarded a cash bonus of $6 million in recognition of his performance and contribution to our corporate performance in 2014, including:

•	increasing our net subscriber additions by approximately 1.75 million, resulting in a total of nearly 27.3 million subscribers, an increase of 7% as compared to 2013;

•	achieving adjusted EBITDA growth of 26% to $1.47 billion;

•	increasing our 2014 revenue by 10% to $4.18 billion;

•	increasing free cash flow by 25% to $1.16 billion;

•	overseeing $2.5 billion of stock repurchases through our buyback program;

•	managing the integration of our connected vehicle services business and establishing Sirius XM as a leading provider of telematics services;

•	managing our significant investments in research and development;

•	continuing to expand our ability to identify and acquire subscribers in certified pre-owned and used vehicles and managing our investment in infrastructure in this area;

•	adding compelling content to our services while managing programming expenses;

•	continuing to improve our customer care experience, including through further enhancements to our Internet-based self-care functionality and chat services;

•	creating a corporate culture that fosters quality, creativity, diversity, integrity and innovation to differentiate our content and services; and

•	maintaining Sirius XM as one of the largest subscription-based media companies in the United States.

Policy with Respect to Internal Revenue Code Section 162(m)

As described above under “Fiscal Year 2015 Considerations,” in 2015 the Compensation Committee again adopted a bonus plan which is intended to comply with Section 162(m) of the Internal Revenue Code for our Chief Executive Officer and the other three most highly compensated executive officers, except for our Chief Financial Officer. The Committee anticipates that this plan will result in tax deductibility for any compensation we pay to such executive officers that exceeds $1 million with respect to 2015. However, the Compensation Committee may from time to time approve compensation that is not deductible under Section 162(m) of the Internal Revenue Code if it determines that it is in our best interest to do so.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Compensation Committee
CARL E. VOGEL, Chairman
GEORGE W. BODENHEIMER
MARK D. CARLETON
JAMES P. HOLDEN

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who served in such capacities as of December 31, 2014 for services rendered to us during each of the past three fiscal years. These five officers are referred to herein as the “named executive officers”.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards(1) $	Option Awards(1) $	All Other Compensation(2) $	Total $
James E. Meyer	2014	1,550,000	6,000,000	—	—	7,800	7,557,800
Chief Executive Officer	2013	1,468,590	4,720,000	3,249,998	13,568,656	58,063	23,065,307
	2012	1,107,692	2,000,000	—	—	205,295	3,312,987
Scott A. Greenstein	2014	1,250,000	1,850,000	—	—	7,800	3,107,800
President and Chief Content Officer	2013	1,224,520	1,700,000	1,000,002	6,500,000	7,650	10,432,172
	2012	1,000,000	1,375,000	—	—	7,500	2,382,500
Patrick L. Donnelly	2014	725,000	1,350,000	999,999	4,000,000	7,800	7,082,799
Executive Vice President, General	2013	709,712	1,275,000	—	—	7,650	1,992,362
Counsel and Secretary	2012	575,000	1,150,000	—	—	7,500	1,732,500
David J. Frear	2014	850,000	1,600,000	—	—	7,800	2,457,800
Executive Vice President and Chief	2013	850,000	1,450,000	—	—	7,650	2,307,650
Financial Officer	2012	850,000	1,200,000	—	—	7,500	2,057,500
Enrique Rodriguez	2014	625,000	1,050,000	—	—	7,800	1,682,800
Executive Vice President, Operations,	2013	531,827	950,000	1,000,000	4,400,000	47,987	6,929,814
Products and Connected Vehicle	2012	93,782	200,000	—	1,099,512	—	1,393,294

(1)

The aggregate grant date fair value of stock option and RSU awards were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. The assumptions used in the valuation of the stock options are discussed in Note 16 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)	For each named executive officer, the amount in the “All Other Compensation” column for 2014 reflects matching contributions by us under our 401(k) savings plan.

Grants of Plan-Based Awards in 2014

The following table provides information with respect to equity grants made during fiscal year 2014 to the named executive officers.

Name	Grant Date	All Other Stock Awards Number of Shares Of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Patrick L. Donnelly	1/10/2014	—	3,671,045	3.7000	4,000,000
	1/10/2014	270,270	—	—	999,999

(1)

Grants were made under the Sirius XM Radio Inc. 2009 Long-Term Stock Incentive Plan. The stock option and RSU awards granted to Mr. Donnelly on January 10, 2014 were in connection with his employment agreement dated January 10, 2014.

(2)	The exercise price of the options granted to Mr. Donnelly on January 10, 2014 is equal to the closing price of our common stock reported on NASDAQ on the date of the grant.

(3)

The aggregate grant date fair value of stock option and RSU awards were computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of the stock options are discussed in Note 16 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table provides information with respect to the status at December 31, 2014 of all unvested RSUs and exercisable and unexercisable stock options awarded to each of the named executive officers.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that have not Vested #	Market Value of Shares or Units of Stock that have not Vested(1) $
James E. Meyer(2)	1,350,000	—	5.49	2/2/2016	—	—
	512,000	—	3.65	2/1/2017	—	—
	707,000	—	2.82	1/23/2018	—	—
	830,500	—	0.6235	8/31/2019	—	—
	6,296,246	—	0.5252	10/14/2019	—	—
	—	10,128,894	3.30	5/02/2023	—	—
	—	—	—	—	984,848	3,446,968
Scott A. Greenstein(3)	1,250,000	—	6.552	8/8/2015	—	—
	435,000	—	3.65	2/1/2017	—	—
	607,000	—	2.82	1/23/2018	—	—
	1,833,114	3,666,226	3.755	7/25/2023	—	—
	—	—	—	—	266,312	932,092
Patrick L. Donnelly(4)	120,000	—	5.66	2/1/2016	—	—
	256,000	—	3.65	2/1/2017	—	—
	1,450,000	—	2.67	5/17/2017	—	—
	553,750	—	0.6235	8/31/2019	—	—
	—	3,671,045	3.70	1/10/2024	—	—
	—	—	—	—	270,270	945,945
David J. Frear(5)	700,000	—	6.56	8/10/2015	—	—
	307,000	—	3.65	2/1/2017	—	—
	483,000	—	2.82	1/23/2018	—	—
	1,500,000	—	3.05	2/12/2018	—	—
	4,000,000	4,000,000	2.13	7/21/2021	—	—
Enrique Rodriguez(6)	425,000	425,000	2.87	10/22/2022	—	—
	690,255	2,070,763	3.695	08/14/2023	—	—
	—	—	—	—	270,636	947,226

(1)

Amounts under “Market Value of Shares or Units of Stock that have not Vested” were calculated based on the closing price on NASDAQ of our common stock on December 31, 2014 of $3.50. The RSUs are valued at (a) the closing price of the stock at December 31, 2014 multiplied by (b) the number of RSUs that have not vested.

(2)

Outstanding equity awards for Mr. Meyer vest as follows: options granted at an exercise price of $5.49 vested in four equal annual installments from the date of grant on February 2, 2006; options granted at an exercise price of $3.65 vested in four equal annual installments from the date of grant on February 1, 2007; options granted at an exercise price of $2.82 vested in four equal annual installments from the date of grant on January 23, 2008; options granted at an exercise price of $0.6235 vested in four equal annual installments from the date of grant on August 31, 2009; options granted at an exercise price of $0.5252 vested in four equal annual installments from the date of grant on October 14, 2009; and options granted at an exercise price of $3.30 vest on October 30, 2015. The RSUs granted to Mr. Meyer vest on October 30, 2015.

(3)	Outstanding equity awards for Mr. Greenstein vest as follows: options granted at an exercise price of $6.552 vested in three equal annual installments from the date of grant on August 8,

2005; options granted at an exercise price of $3.65 vested in four equal annual installments from the date of grant on February 1, 2007; options granted at an exercise price of $2.82 vested in four equal annual installments from the date of grant on January 23, 2008; and options granted on July 26, 2013 at exercise price of $3.7550 vest in three annual installments from July 22, 2013. The RSUs granted to Mr. Greenstein vest on July 22, 2016.

(4)

Outstanding equity awards for Mr. Donnelly vest as follows: options granted at an exercise price of $5.66 vested in four equal annual installments from the date of grant on February 1, 2006; options granted at an exercise price of $3.65 vested in four equal annual installments from the date of grant on February 1, 2007; options granted at an exercise price of $2.67 vested in three equal annual installments from the date of grant on May 17, 2007; options granted at an exercise price of $0.6235 vested in four equal annual installments from the date of grant on August 31, 2009; and options granted at an exercise price of $3.70 vest in three equal annual installments from the date of grant on January 10, 2014. The RSUs granted to Mr. Donnelly vest on January 10, 2017.

(5)

Outstanding equity awards for Mr. Frear vest as follows: options granted at an exercise price of $6.56 vested in three equal annual installments from the date of grant on August 10, 2005; options granted at an exercise price of $3.65 vested in four equal annual installments from the date of grant on February 1, 2007; options granted at an exercise price of $2.82 vested in four equal annual installments from the date of grant on January 23, 2008; options granted at an exercise price of $3.05 vested in three equal annual installments from the date of grant on February 12, 2008; and options granted at an exercise price of $2.13 vest in four equal annual installments from the date of grant on July 21, 2011.

(6)

Outstanding equity awards for Mr. Rodriguez vest as follows: options granted at exercise price of $2.87 vest in four equal installments from the date of grant of October 22, 2012; and options granted at exercise price of $3.695 vest in in four equal installments from the date of grant of August 15, 2013. The RSUs granted to Mr. Rodriguez vest on August 15, 2017.

All equity awards vest subject to the named executive officer’s continued employment though the applicable vesting date and are subject to earlier vesting upon certain qualifying terminations of employment and a change in control. See “Potential Payments or Benefits Upon Termination or Change in Control.”

Option Exercises and Stock Vested in 2014

The following table provides information with respect to option exercises and restricted stock and RSUs that vested during 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Patrick L. Donnelly	3,290,873	9,915,729	—	—
David J. Frear	6,561,200	10,025,448	—	—

(1)

Value realized on exercise is the amount equal to the difference between (a) the price on NASDAQ of the stock acquired upon exercise on the exercise date less (b) the exercise price, multiplied by the number of options exercised.

Non-Qualified Deferred Compensation and Pension Benefits

We do not offer non-qualified deferred compensation or pension benefits to our named executive officers.

Potential Payments or Benefits Upon Termination or Change-in-Control

Employment Agreements

We have entered into employment agreements with each of our named executive officers that contain provisions regarding payments or benefits upon a termination of employment. We do not have any provisions in any of our employment agreements for the named executive officers that provide for any special payments solely in the event of a change in control.

James E. Meyer

On December 18, 2012, Mr. Meyer was appointed our Chief Executive Officer on an interim basis. In connection with this appointment, we entered into an amendment to our existing employment agreement with Mr. Meyer that extended the term of his employment agreement to October 31, 2013, and restored his base salary to $1,300,000 from $1,100,000, the amount that Mr. Meyer was scheduled to receive under the terms of his existing employment agreement and that he had previously waived.

In April 2013, in connection with Mr. Meyer’s appointment as our Chief Executive Officer on a non-interim basis, we entered into a new employment agreement with Mr. Meyer to continue to serve as our Chief Executive Officer through October 31, 2015. The employment agreement provided for an increase in Mr. Meyer’s base salary from $1,300,000 to $1,550,000, subject to approved increases, and obligates us to offer Mr. Meyer a three-year consulting agreement upon the expiration of his employment agreement on October 31, 2015. Mr. Meyer is also entitled to participate in any bonus plans generally offered to our executive officers, with an annual target bonus opportunity of 200% of his annual base salary.

If Mr. Meyer’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then subject to his execution of a release of claims and his compliance with certain restrictive covenants, we are obligated to continue his health benefits for 18 months and his life insurance benefits for one year, and pay him on the 60th day following the termination of his employment a lump sum equal to Mr. Meyer’s annual base salary plus the amount of $6,600,000 as consideration for a consulting agreement for a period of three years, and the greater of (x) a bonus equal to 60% of his then annual base salary or (y) the prior year’s bonus actually paid to him. We are also obligated to pay Mr. Meyer any earned but unpaid bonus for the year prior to the year of his termination, and a prorated bonus for the year in which his employment is terminated.

Scott A. Greenstein

In July 2013, we entered into a new employment agreement with Scott A. Greenstein to continue to serve as our President and Chief Content Officer through July 22, 2016. The employment agreement provides for an annual base salary of $1,250,000, subject to approved increases. Mr. Greenstein is also entitled to participate in any bonus plans generally offered to our executive officers, with an annual target bonus opportunity of 150% of his annual base salary.

In the event Mr. Greenstein’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), subject to his execution of a release of claims and his compliance with certain restrictive covenants, we are obligated to pay him a lump sum equal to his then annual base salary and the cash value of the bonus last paid or payable to him in respect of the fiscal year preceding the fiscal year in which the termination occurs, and to continue his health and life insurance benefits for one year.

Patrick L. Donnelly

In January 2014, we entered into a new employment agreement with Patrick L. Donnelly to continue to serve as our Executive Vice President, General Counsel and Secretary through January 13, 2017. The agreement provides for the continuation of his current annual base salary of

$725,000 and an opportunity to earn an annual bonus in an amount determined by Chief Executive Officer, the board of directors or the Compensation Committee.

If Mr. Donnelly’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then, subject to his execution of a release of claims, we are obligated to pay him a lump sum in an amount equal to the sum of his annual base salary as of the date of termination plus an amount equal to the bonus last paid or payable to him in respect of the fiscal year preceding the fiscal year in which the termination occurs, continue his health insurance benefits for 18 months at our expense and continue his life insurance benefits for one year.

The agreement is generally consistent with Mr. Donnelly’s prior employment agreement with us, except that it no longer provides for a so-called golden parachute excise tax gross up. The agreement also includes a compensation clawback provision, pursuant to which any incentive-based or other compensation paid to Mr. Donnelly by us or any of our affiliates is subject to deductions and clawback as required by applicable law, regulation or stock exchange listing requirement, or any company policy adopted pursuant thereto.

David J. Frear

In July 2011, we entered into an employment agreement with David J. Frear to continue to serve as our Executive Vice President and Chief Financial Officer through July 20, 2015. The employment agreement provides for an annual base salary of $850,000, subject to approved increases.

If Mr. Frear’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), subject to his execution of a release of claims, we are obligated to pay him a lump sum equal to his annual salary as of the date of the termination and the cash value of the bonus last paid or payable to him in respect of the preceding fiscal year and to continue his health and life insurance benefits for one year.

In the event that any payment we make, or benefit we provide, to Mr. Frear would require him to pay an excise tax under Section 280G of the Internal Revenue Code, we have agreed to pay Mr. Frear the amount of such tax and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

Enrique Rodriguez

In August 2013, we entered into an employment agreement with Enrique Rodriguez to serve as our Executive Vice President, Operations, Products and Connected Vehicle, with an annual base salary of $625,000, subject to approved increases. Mr. Rodriguez is also entitled to participate in any bonus plans generally offered to our executive officers, with an annual target bonus opportunity of 150% of his annual base salary.

In the event Mr. Rodriguez’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), subject to his execution of a release of claims, we are obligated to pay him for one year his annual base salary and an amount equal to the bonus last paid to him in respect of the fiscal year immediately preceding the fiscal year in which the termination occurs, and to continue his health insurance benefits for one year.

2003 Long-Term Stock Incentive Plan

Messrs. Meyer, Greenstein, Donnelly and Frear also have outstanding options as of December 31, 2014 that were granted under our 2003 Long-Term Stock Incentive Plan. Under the 2003 Long-Term Stock Incentive Plan, the outstanding equity awards granted to these named executive officers are subject to potential accelerated vesting upon a change of control. All of the outstanding options granted under the 2003 plan were vested as of December 31, 2014, and, therefore, are not included in the table of potential payments and benefits below.

2009 Long-Term Stock Incentive Plan

All of our named executive officers had outstanding equity awards as of December 31, 2014 that were granted under the 2009 Plan. Under the terms of the 2009 Plan, the outstanding equity awards granted to the named executive officers are subject to potential accelerated vesting upon termination without “cause” by the company or termination by the executive for “good reason” during a two year period following a “change of control” (each as defined in the 2009 Plan), to the extent outstanding awards granted under the 2009 Plan are either assumed, converted or replaced by the resulting entity in the event of a change of control.

Potential Payments and Benefits

The following table describes the potential payments and benefits under the named executive officers’ agreements and our stock incentive plans to which they would have been entitled if a termination of employment or change in control had occurred as of December 31, 2014:

Name	Triggering Event	Lump Sum Severance Payment ($)	Accelerated Equity Vesting(1) ($)	Continuation of Insurance Benefits ($)(2)	Excise Tax Gross-Up ($)	Total ($)
James E. Meyer(3)	Termination due to death or disability	6,600,000	5,472,747	—	—	12,072,747
	Termination without cause or for good reason	12,870,000	5,472,747	25,817	—	18,368,564
	Termination without cause or for good reason following a change in control	12,870,000	5,472,747	25,817	—	18,368,564
Scott A. Greenstein	Termination due to death or disability	—	932,092	—	—	932,092
	Termination without cause or for good reason	2,950,000	932,092	25,207	—	3,907,299
	Termination without cause or for good reason following a change in control	2,950,000	932,092	25,207	—	3,907,299
Patrick L. Donnelly	Termination due to death or disability	—	945,945	—	—	945,945
	Termination without cause or for good reason	2,000,000	945,945	37,397	—	2,983,342
	Termination without cause or for good reason following a change in control	2,000,000	945,945	37,397	—	2,983,342
David J. Frear	Termination due to death or disability	—	5,480,000	—	—	5,480,000
	Termination without cause or for good reason	2,300,000	5,480,000	25,207	—	7,805,207
	Termination without cause or for good reason following a change in control	2,300,000	5,480,000	25,207	—	7,805,207
Enrique Rodriguez(4)	Termination due to death or disability	—	947,226	—	—	947,226
	Termination without cause or for good reason	1,575,000	947,226	24,512	—	2,546,738
	Termination without cause or for good reason following change-in-control	1,511,818	1,214,976	24,512	—	2,751,306

(1)

Amounts were calculated based on the closing price on NASDAQ of our common stock on December 31, 2014 of $3.50. The accelerated vesting of options is valued at (a) the difference between the closing price and the exercise price of the options multiplied by (b) the number of shares of common stock underlying the options. The accelerated vesting of RSUs is valued at the closing price times the number of shares of RSUs.

(2)

Assumes that health benefits would be continued under COBRA for one year (18 months in the case of Messrs. Meyer and Donnelly) at 2014 rates. Assumes that life insurance would be continued at rate of two times current employer cost.

(3)

Mr. Meyer is also eligible to receive a prorated bonus for the year in which his employment is terminated. Payment is based on actual performance for such year, and payable at such time as the bonuses for such year are paid to other senior executives of the Company. This potential payment is not determinable and is not reflected in the table above.

(4)

The severance amount for a termination without cause or for good reason following a change in control is reduced as a result of a “cut-back” provision included in the employment agreement of Mr. Rodriguez.

ITEM 2—APPROVAL OF THE SIRIUS XM HOLDINGS INC. 2015
LONG-TERM STOCK INCENTIVE PLAN

Our board of directors has adopted the 2015 Plan, subject to the approval of our stockholders. If the 2015 Plan is approved by our stockholders, no future equity awards will be made pursuant to the Sirius XM Radio Inc. 2009 Long-Term Stock Incentive Plan (the “2009 Plan”). All existing outstanding awards will remain subject to the plans they were issued under. In the event that our stockholders do not approve the 2015 Plan, it will not become effective, no awards will be granted under the 2015 Plan, and the 2009 Plan will continue in accordance with its terms as previously approved by our stockholders.

Summary of the 2015 Plan

Set forth below is a summary of the principal features of the 2015 Plan. This summary is qualified in its entirety by reference to the terms of the 2015 Plan, a copy of which is included in this proxy statement as Appendix A.

Why We Believe You Should Vote for this Item

The Plan permits the granting of (i) stock options, including incentive stock options (or ISOs) entitling the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) RSUs, (iv) performance awards, and (v) other awards valued in whole or in part by reference to or otherwise based on our common stock (“Other Stock-Based Awards”). Each type of award is described below under “Types of Awards Under the 2015 Plan.” Each of the awards will be evidenced by an award document setting forth the terms and conditions of the grants. Some of the key features of the 2015 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees, directors and consultants and that the ability to provide equity-based and/or incentive-based awards under the 2015 Plan is critical to achieving this success. We would be at a significant competitive disadvantage if we could not use stock-based awards to recruit and compensate our non-employee directors and officers and other employees.

The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity compensation aligns the compensation interests of our directors, employees and consultants with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.

As of February 28, 2015, 20,382,926 shares remained available for issuance under the 2009 Plan. In 2014, we granted awards under the 2009 Plan to 1,359 individuals covering 67,960,246 shares of our common stock. If the 2015 Plan is not approved, we will be compelled to increase significantly the cash component of our employee compensation, which may not align employee compensation interests with the investment interests of our stockholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase our cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.

If the 2015 Plan is approved, subject to adjustment as provided in the 2015 Plan, 400 million shares will be available to grant under the 2015 Plan. If the 2015 Plan is approved, no future awards will be granted under the 2009 Plan, and the remaining shares reserved for issuance under the 2009 Plan will no longer be available. Based on the closing price for our common stock on February 27, 2015 of $3.89 per share, the aggregate market value as of February 28, 2015 of the 400 million shares proposed to be issued under the 2015 Plan was $1.556 billion.

If the 2015 Plan is approved, we intend to utilize the shares authorized under the 2015 Plan to continue our practice of incentivizing key individuals through annual equity grants. Based on our current projections, we anticipate that the shares requested under the 2015 Plan will last for approximately five years.

We have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests.

As of February 28, 2015:

•	there were 5,548,711,486 shares of our common stock outstanding;

•	RSU awards covering 11,537,367 shares were outstanding;

•	stock options to purchase 255,907,697 shares of our common stock were outstanding, with an average exercise price of $2.76 and an average remaining term of approximately 6.96 years; and

•

20,382,926 shares remained available for issuance under the 2009 Plan. Upon stockholder approval of the 2015 Plan, a total of 400 million shares would be available for issuance under the 2015 Plan, while all shares currently available for issuance under the 2009 Plan would no longer be available for issuance.

The closing price of our common stock on NASDAQ on February 27, 2015 was $3.89.

Section 162(m)

The Code limits to $1 million per year the deduction allowed for federal income tax purposes for certain compensation paid to the Chief Executive Officer and certain other highly compensated executive officers of public companies, other than the Chief Financial Officer (the “Deduction Limit”). The Deduction Limit does not apply to compensation paid under a stockholder-approved plan that meets certain requirements for “qualified performance-based compensation.” Not all awards granted under the 2009 Plan and expected to be granted under the 2015 Plan meet the requirements for “qualified performance-based compensation.”

In evaluating this Item, stockholders should consider the remaining information in this Item.

Purpose

The Plan authorizes the Compensation Committee of our board of directors, or another committee designated by our board of directors and made up of not less than two directors, each of whom is required to be a non-employee director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an outside director within the meaning of Section 162(m) of the Code (the “Committee”), to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance.

The Plan is intended to comply with the requirements of applicable federal and state securities laws, and the Code, including allowing us to issue awards that may comply with the performance-based exclusion from the deduction limitations under Section 162(m) of the Code.

Shares Subject to the 2015 Plan

Our board of directors has authorized the issuance of 400 million shares of our common stock (approximately 7.2% of the total shares of our common stock outstanding) in connection with awards pursuant to the 2015 Plan. No more than 75 million of those shares are available for the grant of ISOs. The number of shares with respect to options and SARs that may be granted under the 2015 Plan to any individual participant in any single fiscal year during the term of the 2015 Plan may not exceed 75 million shares, and the maximum number of shares that may be paid to any individual participant in connection with the settlement of awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code in respect of a single performance period may not exceed 75 million (or the cash equivalent of such shares). Share numbers are subject to potential adjustment as described in the 2015 Plan.

The Plan provides that shares underlying awards that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance under the 2015 Plan. The following shares will also be added back to the aggregate Plan limit: (i) shares tendered or used in payment of the option price; and (ii) shares withheld by us to satisfy a tax withholding obligation.

Subject to the 2015 Plan’s share counting rules, common stock covered by awards granted under the 2015 Plan will not be counted as used unless and until the shares are actually issued or transferred. However, common stock issued or transferred under awards granted under the 2015 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2015 Plan, under circumstances further described in the 2015 Plan, but will not count against the aggregate share limit or other Plan limits described above. The various limits described above are subject to potential adjustment as described in the 2015 Plan.

Plan Administration

The Plan is administered by the Committee. The Committee generally may select eligible employees to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Committee’s determinations and interpretations under the 2015 Plan will be binding on all interested parties. The Committee may delegate to a subcommittee or to officers certain authority with respect to the granting of awards other than awards to certain officers and directors as specified in the 2015 Plan.

Eligibility

Awards may be made by the Committee to any of our employees or consultants, or to employees or consultants of our affiliates, or non-employee directors who are members of our board of directors or the board of directors of our affiliates; provided that ISOs may only be granted to our employees or employees of certain of our affiliates. Currently, there are approximately 2,100 individuals whom we believe would be eligible to participate in the 2015 Plan subject to any necessary approvals by the Committee.

No Repricing Without Shareholder Approval

Except in connection with a corporate transaction or other adjustment event described in the 2015 Plan, repricing of underwater options and SARs and the cancellation of options and SARs in exchange for cash, other awards or options or SARs with an exercise or grant price that is less than the exercise price or grant price of the applicable option or SAR is prohibited without stockholder approval under the 2015 Plan.

Types of Awards Under the 2015 Plan

Stock Options. Option rights may be granted that entitle the optionee to purchase shares of our common stock at a price not less than (except with respect to Substitute Awards described below) fair market value at the date of grant, and may be ISOs, nonqualified stock options, or combinations of the two. Stock options granted under the 2015 Plan will be subject to such terms and conditions, including exercise price and conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. Payment in respect of the exercise of an option granted under the 2015 Plan may be made (i) in cash or its equivalent, or (ii) by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (iii) subject to such rules as may be established by the Committee and applicable law, either through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to deliver promptly to us an amount equal to the aggregate exercise price or (iv) subject to any conditions or limitation established by the Committee, by having us withhold from shares otherwise deliverable an amount equal to the aggregate option exercise price, or (v) by a combination of the foregoing, or (vi) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to us or withheld as of the date of such tender or withholding is at least equal to the aggregate exercise price of the option. No stock option may be exercisable more than 10 years from the date of grant.

Stock Appreciation Rights. SARs granted under the 2015 Plan will be subject to such terms and conditions, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Committee and specified in the applicable award agreement. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A SAR will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the SAR over the grant price thereof (which may not be (except with respect to Substitute Awards described below) less than fair market value on the date of grant). The Committee, in its sole discretion, will determine whether a SAR will be settled in cash, shares or a combination of cash and shares. No SAR may be exercisable more than 10 years from the date of grant. At the discretion of the Committee, SARs may, but need not be, intended to qualify as performance-based compensation.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs granted under the 2015 Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and RSUs may be forfeited to us, as may be determined by the Committee in its sole discretion. Each RSU will have a value equal to the fair market value of a share of our common stock. RSUs will be paid in cash, shares, other securities or other property, as determined by the Committee in its sole discretion, upon or after the lapse of the restrictions applicable thereto or otherwise in accordance with the applicable award agreement. Dividends paid on any restricted stock or dividend equivalents paid on any RSUs will be paid directly to the participant, withheld by us subject to vesting of the restricted stock or RSUs under the terms of the applicable award agreement, or may be reinvested in additional restricted stock or in additional RSUs, as determined by the Committee in its sole discretion.

Performance Awards. Performance awards granted under the 2015 Plan will consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee will establish, and (iii) payable at such time and in such form as the Committee determines. Subject to the terms of the 2015 Plan and any applicable award agreement, the Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period as set forth in the applicable award agreement.

Other Stock-Based Awards. In addition to the foregoing types of awards, the Committee will have authority to grant to participants an “other stock-based award” (as defined in the 2015 Plan), which will consist of any right which is (i) not a stock option, SAR, restricted stock, RSU or performance award and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of our common stock), as deemed by the Committee to be consistent with the purposes of the 2015 Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the 2015 Plan and any applicable award agreement, the Committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the 2015 Plan.

Dividend Equivalents. In the sole discretion of the Committee, an award (other than options or SARs), whether made as an other stock-based award or as any other type of award issuable under the 2015 Plan, may provide the participant with the right to receive dividends or dividend equivalents, payable in cash, shares, other securities or other property and on a current or deferred basis. However, for awards with respect to which any applicable performance criteria or goals have not been achieved, dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying award vests.

Performance Criteria

The Plan requires that the Committee establish measurable “Performance Criteria” for purposes of any award under the 2015 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Performance Criteria that will be used to establish such performance goal(s) will be based on one or more, or a combination of, the following: return on net assets, return on stockholders’ equity, return on assets, return on capital, revenue, average revenue per subscriber, stockholder returns, profit margin, earnings per share, free cash flow per share, net earnings, operating earnings, free cash flow, adjusted earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes, depreciation and amortization, number of subscribers, growth of subscribers, operating expenses, capital expenses, subscriber acquisition costs, share price, enterprise value, equity market capitalization or market share. To the extent required under Section 162(m) of the Code, the Committee will, within the first 90 days of a performance period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such performance period. Performance awards can be granted that either are intended to or not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Amendments and Termination

Our board of directors may amend, alter, suspend, discontinue or terminate the 2015 Plan at any time without further approval by our stockholders, except where (i) the amendment would materially increase the benefits accruing to participants under the 2015 Plan, (ii) the amendment would materially increase the number of securities which may be issued under the 2015 Plan, (iii) the amendment would materially modify the requirements for participation in the 2015 Plan, or (iv) stockholder approval is required by applicable law or NASDAQ rules and regulations. No such action that would impair the rights of any participant with respect to awards previously granted under the 2015 Plan will be effective without the participant’s written consent.

Transferability

Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s legal guardian or representative, and no award may be sold, assigned, pledged, attached, alienated or otherwise transferred or encumbered by a participant, other than by will or by the laws of descent and distribution, and any such purported sale, assignment, pledge, attachment, alienation, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, pledge, attachment, alienation, transfer or encumbrance. In no event may any award granted under the 2015 Plan be transferred for value.

Adjustments

The number and kind of shares covered by outstanding awards and available for issuance or transfer (and Plan limits) under the 2015 Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan. In the event of any such transaction, the Committee shall adjust to prevent dilution or enlargement of benefits (i) the number of our shares or other securities (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of our shares or other securities of (or number and kind of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, which, in the case of options and SARs will equal the excess, if any, of the fair market value of the shares subject to such options or SARs over the aggregate exercise price or grant price of such options or SARs. However, such adjustment to the 2015 Plan limits will be made only if and to the extent that such adjustment would not cause any ISO to fail to so qualify.

Change of Control

Unless otherwise provided in an award agreement or by the Committee in a written resolution at the date of grant, if there is a change of control of us (as defined in the 2015 Plan) and the resulting or continuing entity assumes, converts or replaces the outstanding awards under the 2015 Plan, except as otherwise provided in an award agreement or by the Committee in a written resolution at the date of grant, any outstanding awards that are subject to performance criteria will be converted by the resulting or surviving entity as if the target performance had been achieved as of the date of the change of control, each performance award with service requirements will continue to vest during the requirement period set forth in the award agreement and all other awards will continue to vest during the remaining period set forth in the award agreement; provided that the awards will become fully vested upon the participant’s involuntary termination of employment without cause, or resignation with good reason for certain employees, during the two-year period immediately following the change of control. On the other hand, if the resulting or continuing entity does not assume, convert or replace awards outstanding under the 2015 Plan, the awards will become fully vested and no longer be subject to any restrictions, and any specified performance criteria will be deemed to have been satisfied at target, upon the change of control.

Withholding Taxes

A participant may be required to pay to us, and, subject to Section 409A of the Code, we will have the right and are authorized to withhold from any award, from any payment due or transfer made under any award or under the 2015 Plan or from any compensation or other amount owing to a participant the amount (in cash, shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise, or any payment or transfer under an award or under the 2015 Plan and to take such other action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes. A participant may satisfy, in whole or in part, the withholding liability by delivery of shares owned by the participant (which are not subject to any pledge or other security interest and which have been owned by the participant for at least six months) with a fair market value equal to such withholding liability or by having us withhold from the number of shares otherwise issuable upon the exercise of the option or the settlement in shares a number of shares with a fair market value equal to such withholding liability.

Detrimental Activity and Recapture Provisions

Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions as may be determined by the Committee from time to time, if a participant, during his or her employment or other service with us or a subsidiary engages in activity detrimental to our business. In addition, any award agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Securities Exchange Act of 1934, as amended, or any applicable rules or regulations of the SEC or any national securities exchange or national securities association on which our common stock may be traded.

Term of the 2015 Plan

No grant will be made under the 2015 Plan more than 10 years after the date on which the 2015 Plan is first approved by our board of directors, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2015 Plan.

Certain Federal Income Tax Consequences Relating to Awards

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2015 Plan based on federal income tax laws in effect on the date hereof. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long- term capital gain and any loss sustained will be a long-term capital loss.

If shares of our common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any shares of our common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of shares of our common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Awards/Other Stock based Awards. No income generally will be recognized upon the grant of performance awards or other stock based awards. Upon payment in respect of the performance awards or other stock based awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any of our common stock received.

Tax Consequences to Us or Our Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Compliance with Section 162(m) of the Code

The 2015 Plan is designed to enable us to provide certain forms of performance-based compensation to executive officers that may be able to meet the requirements for tax deductibility under Section 162(m) of the Code.

Compliance with Section 409A of the Code

To the extent applicable, the 2015 Plan and any grants made thereunder is intended to comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2015 Plan and any grants made under the 2015 Plan will be administered in a manner consistent with this intent. Any reference in the 2015 Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the 2015 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2015 Plan by our stockholders.

New Plan Benefits

Because awards to be granted in the future under the 2015 Plan are at the discretion of the Committee, it is not possible to determine the benefits or the amounts to be received (or that would have been received had the 2015 Plan been in effect for the last fiscal year) under the 2015 Plan by our officers or employees. Equity-based compensation granted to our non-employee directors in 2014, and expected to be granted under our new director compensation plan, is described under “Item 1—Election of Directors—Director Compensation Table for 2014.”

Grants made during our most recent fiscal year under the 2009 Plan to our named executive officers are set forth in the Grants of Plan-Based Awards in 2014 table on page 36. Since the inception of the 2009 Plan, no award has been granted to (i) any associate of any current director who is not an executive officer, (ii) any associate of any executive officer or (iii) any associate of any nominee for election as a director, and the Committee has not authorized the granting to any one person of five percent or more of the total amount of awards to be granted under the 2015 Plan.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2014.

	Column (a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Column (b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Column (c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column (a))
Plan Category
Equity compensation plans approved by security holders	279,429,063	$2.72	19,949,511
Equity compensation plans not approved by security holders	—	—	—

Total	279,429,063	$2.72	19,949,511

(1)

Excludes 11,574,867 shares covering RSUs from the calculation of the weighted average exercise price.

Vote Required

The affirmative vote of a majority in voting power of our common stock represented in person or by proxy and entitled to vote is required for the approval of the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan.

The board of directors recommends a vote “FOR” approval of the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan.

ITEM 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS

The Audit Committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. In addition, the Audit Committee assists the board of directors in its oversight of:

•	The integrity of our financial statements and our accounting and financial reporting processes and systems of internal control over financial reporting;

•	Our compliance with legal and regulatory requirements;

•	Our independent auditors’ qualifications, independence and performance;

•	The performance of our internal audit function; and

•	Our assessment of risks and risk management guidelines and policies.

The Audit Committee is composed solely of independent directors meeting the requirements of applicable SEC and NASDAQ rules. Each member is financially literate for audit committee purposes under the NASDAQ rules. The key responsibilities of the Audit Committee are set forth in its charter, which was adopted by us and approved by the board of directors and is posted under “Corporate Governance” in the Investor Relations section of our website at www.siriusxm.com.

The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accountants for 2015. KPMG has served as our independent registered public accountants since 2008. The Audit Committee regularly reviews KPMG’s independence and performance in deciding whether to retain KPMG or engage another firm as our independent registered public accountants. In the course of these reviews, the Audit Committee considers, among other things:

•	KPMG’s historical and recent performance on our audit;

•	KPMG’s capability and expertise in handling the breadth and complexity of our operations;

•	KPMG’s known legal risks and any significant legal or regulatory proceedings in which it is involved;

•	data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on KPMG and its peer firms;

•	the appropriateness of KPMG’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms;

•	KPMG’s independence; and

•

KPMG’s tenure as our independent registered public accountants, including the benefits of having an independent registered public accountant that is familiar with us, and the controls and processes that help ensure KPMG’s independence.

In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.

The Audit Committee and the board of directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of our stockholders, and we are asking stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2015. Although ratification is not required by our Bylaws, applicable law or otherwise, the board of directors is submitting the selection of KPMG to stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders do not ratify the selection, it will be considered a recommendation to the board of directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG are expected to be present at the annual meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The board of directors recommends a vote “FOR” the ratification of KPMG LLP as our independent registered public accountants for 2015.

Principal Accountant Fees and Services

The following table sets forth the fees billed to us by KPMG as of and for the years ended December 31, 2014 and 2013:

	For the Years Ended December 31,
	2014	2013
Audit fees(1)	$1,914,308	$1,997,222
Audit-related fees(2)	89,000	377,000
Tax fees(3)	1,435	—
All other fees(4)	—	15,000

	$2,004,743	$2,389,222

(1)

Audit fees consists of fees for services related to the financial statement audit, quarterly reviews, audit of internal control over financial reporting, accounting consultations with KPMG’s National Office, comfort letters, SEC comment letters, audit services that are normally provided by independent auditors in connection with regulatory filings or engagements, and statutory audits. The amount also includes reimbursement for direct out-of-pocket travel and other sundry expenses.

(2)	Audit-related fees related to audits of employee benefit plans, financial due diligence services, and other attestation services required by contract.

(3)	Tax services consist of services relating to state and local tax compliance services. None were provided in 2013.

(4)	All other services are fees for any products or service not included in the first three categories.

Pre-Approval Policy for Services of Independent Auditor

It is the Audit Committee’s responsibility to review and consider, and ultimately pre-approve, all audit and permitted non-audit services to be performed by our independent registered public accounting firm. In accordance with its charter, the Audit Committee’s pre-approval policies with respect to audit and permitted non-audit services to be provided by our independent registered public accounting firm are as follows:

•

The independent registered public accounting firm is not permitted to perform consulting, legal, book-keeping, valuation, internal audit, management functions, or other prohibited services, under any circumstances;

•

The engagement of our independent registered public accounting firm, including related fees, with respect to the annual audits and quarterly reviews of our consolidated financial statements is specifically approved by the Audit Committee on an annual basis;

•

The Audit Committee reviews and pre-approves a detailed list of other audit and audit-related services annually or more frequently, if required. Such services generally include services performed under the audit and attestation standards established by regulatory authorities or standard setting bodies and include services related to SEC filings, employee benefit plan audits and subsidiary audits;

•	The Audit Committee reviews and pre-approves a detailed list of permitted non-audit services annually or more frequently, if required; and

•

The Audit Committee pre-approves each proposed engagement to provide services not previously included in the approved list of audit and non-audit services and for fees in excess of amounts previously pre-approved.

The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services by the independent registered public accounting firm so long as he or she reports decisions to the Audit Committee at its next meeting.

All of the services covered under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” were pre-approved by the Audit Committee.

Who is the Audit Committee’s financial expert?

Our board of directors has determined that Joan L. Amble, the chairwoman of the Audit Committee and an independent director, is qualified as an “audit committee financial expert” within the meaning of SEC regulations and that she is “financially sophisticated” within the meaning of the NASDAQ listing standards.

REPORT OF THE AUDIT COMMITTEE

As described more fully in its charter, the purpose of the Audit Committee is to assist our board of directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements; accounting and financial reporting principles; and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results and the assessment of our internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as, when applicable, alternative accounting treatments. Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG.

The Audit Committee also reviewed and discussed our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In this regard, the Audit Committee reviewed and discussed, with management and our independent registered public accounting firm, management’s annual report on the effectiveness of internal control over financial reporting as of December 31, 2014 and KPMG’s related attestation report.

The Audit Committee has discussed with KPMG the matters that are required to be discussed under PCAOB standards. The Audit Committee discussed with KPMG matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB, and Rule 2-07, Communication with Audit Committees, of Regulation S-X. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to us and our affiliates is compatible with KPMG’s independence.

At each regularly scheduled meeting, the Audit Committee met and held discussions with management, our internal auditors and KPMG. Prior to their issuance, the Audit Committee reviewed and discussed our quarterly and annual consolidated financial statements (including the presentation of non-GAAP financial information) and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) with management, our internal auditors and KPMG. The Audit Committee also reviewed our policies and practices with respect to financial risk assessment, as well as processes and practices with respect to enterprise risk assessment and management, including discussions of individual risk areas, as well as an annual summary of the overall process.

The Audit Committee discussed with KPMG the overall scope and plans for their audit and approved the terms of their engagement letter. The Audit Committee has also discussed with our Senior Vice President, Internal Audit, the overall scope of and plans for our internal audits. The Audit Committee met with KPMG and with our internal auditors, in each case, with and without other members of management present, to discuss the results of their respective examinations, the evaluations of our internal controls and the overall quality and integrity of our financial reporting. Additionally, the Audit Committee reviewed the performance, responsibilities, budget and staffing of our internal audit department. The Audit Committee also has established, and overseen compliance with, procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and our employees’ confidential and anonymous submissions of concerns regarding questionable accounting or auditing matters.

The Audit Committee discussed with KPMG their independence from the Company and our management, including the matters, if any, in the written disclosures delivered pursuant to the applicable requirements of the PCAOB. The Audit Committee also reviewed our hiring policies and practices with respect to current and former employees of the independent registered public accounting firm. The Audit Committee preapproved, in accordance with its preapproval policy described above, all services provided by the independent registered public accounting firm and considered whether the provision of such services to us is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

This report is provided by the following independent directors, who comprise the Audit Committee:

JOAN L. AMBLE, Chairwoman
EDDY W. HARTENSTEIN
VANESSA A. WITTMAN

OTHER MATTERS

Our board of directors does not intend to present, or have any reason to believe others will present, any other items of business. If other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our board of directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON
MAY 19, 2015

This proxy statement and our annual report for the fiscal year ended December 31, 2014 are available for you to view online at http://www.envisionreports.com/SIRI.

By Order of the Board of Directors,

Patrick L. Donnelly
Executive Vice President,
General Counsel and Secretary

New York, New York
April 6, 2015

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website, www.siriusxm.com, and click on “Reports & Filings” and then on “SEC Filings” under the “Investor Relations” heading. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements and schedules thereto, are also available without charge to stockholders upon written request addressed to:

Investor Relations
Sirius XM Holdings Inc.
1221 Avenue of the Americas
36th Floor
New York, New York 10020

Appendix A

SIRIUS XM HOLDINGS INC.

2015 LONG-TERM STOCK INCENTIVE PLAN

SECTION 1. Purpose. The purposes of this Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan are to promote the interests of Sirius XM Holdings Inc. and its stockholders by: (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates, as defined below; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity: (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company; or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean: (i) the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing or misfeasance, in each case, in connection with a Participant’s duties or otherwise during the course of a Participant’s employment or service with the Company or an Affiliate; (ii) the commission of a felony or the indictment for any felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude or theft; (iii) the intentional and wrongful damaging of property, contractual interests or business relationships of the Company or an Affiliate; (iv) the intentional and wrongful disclosure of secret processes or confidential information of the Company or an Affiliate in violation of an agreement with or a policy of the Company or an Affiliate; (v) the continued failure to substantially perform the Participant’s duties for the Company or an Affiliate; (vi) current alcohol or prescription drug abuse affecting work performance; (vii) current illegal use of drugs; or (viii) any intentional conduct contrary to the Company’s or an subsidiaries’ written policies or practices.

“Change of Control” shall mean, unless otherwise defined in the applicable Award Agreement, the occurrence of any of the following events:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then Voting Power; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; (v) any acquisition by Liberty (as defined in the Investment Agreement, dated as of February 17, 2009, between the Company (as successor to Sirius XM Radio Inc.) and Liberty Radio, LLC); or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination of the securities representing the Voting Power, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan.

“Company” shall mean Sirius XM Holdings Inc., together with any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Plans” shall mean, collectively, the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan, the XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan, the XM Satellite Radio Holdings Inc. Talent Option Plan and Sirius XM Radio Inc. 2009 Long-Term Stock Incentive Plan.

“Fair Market Value” shall mean: (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (ii) with respect to Shares, as of any date, (1) the closing sale price (excluding any “after hours” trading) of the Shares as reported on the NASDAQ Stock

Market for such date (or if not then trading on the NASDAQ Stock Market, the closing sale price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares; or (2) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance or similar agreement with the Company or an Affiliate in which such term is defined, then, unless otherwise defined in the applicable Award Agreement, for purposes of this Plan, the Participant shall not be entitled to terminate his or her employment or service for Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to: (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) or 11(d)(vi) of the Plan. In no event shall Negative Discretion be exercised by the Committee with respect to any Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right that is intended to be a Performance Compensation Award under Section 11 of the Plan).

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 and selected by the Committee, or its designee, to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

“Performance Criteria” shall mean the measurable criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any performance-based Awards under the Plan, including Performance Compensation Awards. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Committee may grant performance-based Awards subject to Performance Criteria that are either Performance Compensation Awards or are not Performance Compensation Awards. The Performance Criteria that will be used to establish the Performance Goal(s) for Performance

Compensation Awards shall be based on one or more, or a combination of, the following: return on net assets, return on stockholders’ equity, return on assets, return on capital, revenue, average revenue per subscriber, stockholder returns, profit margin, earnings per Share, free cash flow per Share, net earnings, operating earnings, free cash flow, adjusted earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes, depreciation and amortization, number of subscribers, growth of subscribers, operating expenses, capital expenses, subscriber acquisition costs, Share price, enterprise value, equity market capitalization or market share. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

“Performance Formula” shall mean, for a Performance Period, one or more objective formulas applied against the relevant Performance Goal to determine, with regard to a performance-based award (including a Performance Compensation Award) of a particular Participant, whether all, some portion but less than all, or none of the performance-based award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants: (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” shall mean the one or more periods of time of at least one year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance- based award, including a Performance Compensation Award.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government or political subdivision.

“Plan” shall mean this Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

“Shares” shall mean the common stock of the Company, $.001 par value, or such other securities of the Company: (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction; or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall mean any Awards granted under Section 4(c) of the Plan.

“Voting Power” means at any time the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board.

SECTION 3. Administration. (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c) The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code, respectively, shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(d) No member of the Committee shall be liable to any Person for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(e) With respect to any Performance Compensation Award granted to a Covered Employee (within the meaning of Section 162(m) of the Code) under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

(f) The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or Covered Employees (within the meaning of Section 162(m) of the Code).

SECTION 4. Shares Available for Awards.

(a) Shares Available.

(i) Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, 400 million; provided, that, subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 75 million. Subject to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any single Participant in any fiscal year shall be 75 million and the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any

Award(s) designated as “Performance Compensation Awards” in respect of a single Performance Period shall be 75 million or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Performance Compensation Award relates. Subject to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Awards (including, without limitation, Options and Stock Appreciation Rights) may be granted to any single non-employee member of the Board in any fiscal year shall be 10 million Shares.

(ii) Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. In addition, (A) if Shares are tendered or otherwise used in payment of the exercise price of an Option, the total number of Shares covered by the Option being exercised shall not reduce the aggregate limit described in Section 4(a)(i); (B) Shares withheld by the Company to satisfy a tax withholding obligation shall not count against the aggregate limit described in Section 4(a)(i); (C) the number of Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan; and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall be added to the aggregate limit described in Section 4(a)(i). If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate limit described in Section 4(a)(i).

(b) Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and/or (iii) the grant or exercise price with respect to any Award and/or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 4(a)(i) of this Plan as the Committee may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, that any such adjustment to the numbers specified in Section 4(a)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

(c) Substitute Awards.

(i) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.

(ii) In the event that an entity acquired by the Company or any subsidiary or with which the Company or any subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(iii) Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in Section 4(a)(i) of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) above will be added to the aggregate limit described in Section 4(a)(i) of the Plan.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including any prospective employee), or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

SECTION 6. Stock Options.

(a) Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment.

(i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefore is received by the Company. Such payment may be made (A) in cash, or its equivalent, or (B) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (C) subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (D) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), or (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(ii) Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

SECTION 7. Stock Appreciation Rights.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights with a grant price equal to or greater than the Fair Market Value per Share as of the date of grant may be intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In the sole discretion of the Committee, Stock Appreciation Rights may, but need not, be intended to qualify as performance-based compensation in accordance with Section 11 hereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8. Restricted Stock and Restricted Stock Units.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b) Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements.

(c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock or dividend equivalents paid on any Restricted Stock Units shall be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock or Restricted Stock Units, as applicable, pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

SECTION 9. Performance Awards.

(a) Grant. The Committee shall have sole authority to determine the Participants who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the Award Agreement on the date of grant.

SECTION 10. Other Stock-Based Awards. The Committee shall have authority to grant to Participants an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

SECTION 11. Performance Compensation Awards.

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 (other than Options and Stock Appreciation Rights), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. Designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) is/are to apply to the Company and the Performance Formula, as applicable. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) Payment of Performance Compensation Awards. (i) Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the Performance Period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

(iv) Negative Discretion. In determining the final payout of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(v) Timing of Award Payments. The Awards granted for a Performance Period shall be paid as provided for in any applicable Award Agreement.

(vi) Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 75 million Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Performance Compensation Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Performance Compensation Award is deferred and the payment date) increase (i) with respect to

Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Performance Compensation Award is deferred to the payment date.

SECTION 12. Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan, or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Stock Market, or, if the Shares are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 12(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of this Plan.

SECTION 13. Change of Control.

(a) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant, to the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting or continuing entity in the event of a Change of Control all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and such Awards shall become vested and non-forfeitable, and any specified Performance Goals with respect to outstanding Awards shall be deemed to be satisfied at target.

(b) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this

Plan are assumed, converted or replaced by the resulting or continuing entity in the event of a Change of Control, (i) any outstanding Awards that are subject to Performance Goals shall be converted by the resulting or continuing entity as if target performance had been achieved as of the date of the Change of Control, (ii) each Performance Award or Performance Compensation Award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the Award Agreement, and (iii) all other Awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining period set forth in the Award Agreement.

(c) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this Plan are either assumed, converted or replaced by the resulting or continuing entity in the event of a Change of Control, if a Participant’s employment or service is terminated without Cause by the Company or an Affiliate or a Participant terminates his or her employment or service with the Company or an Affiliate for Good Reason (if applicable), in either case, during the two-year period following a Change of Control, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

(d) Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change of Control, then such payment shall not be made unless such Change of Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control or termination of employment or service, but disregarding any future service or performance requirements.

SECTION 14. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

SECTION 15. Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, during employment or other service with the Company or a subsidiary, shall engage in activity detrimental to the business of the Company. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded.

SECTION 16. General Provisions.

(a) Nontransferability.

(i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii) No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under this Plan be transferred for value.

(b) Dividend Equivalents. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Stock-Based Award or as an Award granted pursuant to Sections 8 through 11 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property; provided, that in the case of Awards with respect to which any applicable Performance Criteria/Goals have not been achieved, dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying Award vests.

(c) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(d) Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Withholding. (i) A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability.

(f) Award Agreements. Awards hereunder shall be evidenced by an Award Agreement specifying the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or any applicable employment contract or agreement.

(i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York, applied without giving effect to its conflict of laws principles.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o) Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.

(p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, with interest, on the earlier of the first business day of the seventh month or death.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company shall amend this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

SECTION 18. Term of the Plan.

(a) Effective Date. This Plan shall be effective as of the date of its approval by the Board (the “Effective Date”), subject to approval of the Plan by the stockholders of the Company. No grants will be made under the Existing Plans on or after the date this Plan is first approved by the stockholders of the Company, except that outstanding awards granted under the Existing Plans continue unaffected following such date.

(b) Expiration Date. No grant will be made under this Plan more than ten years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 18, 2015.

Vote by Internet
•	Go to www.envisionreports.com/SIRI
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website
Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A   Proposals — Sirius XM’s Directors recommend a vote FOR each director nominee and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Joan L. Amble	☐	☐	02 - Anthony J. Bates	☐	☐	03 - George W. Bodenheimer	☐	☐

	04 - Mark D. Carleton	☐	☐	05 - Eddy W. Hartenstein	☐	☐	06 - James P. Holden	☐	☐

	07 - Gregory B. Maffei	☐	☐	08 - Evan D. Malone	☐	☐	09 - James E. Meyer	☐	☐

	10 - James F. Mooney	☐	☐	11 - Carl E. Vogel	☐	☐	12 - Vanessa A. Wittman	☐	☐

	13 - David M. Zaslav	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve the 2015 Sirius XM Holdings Inc. Long-Term Stock Incentive Plan.	☐	☐	☐	3.	Ratification of the appointment of KPMG LLP as our independent registered public accountants for 2015.	☐	☐	☐

							Yes	No
IF NO BOXES ARE MARKED AND THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE. Please indicate if you plan on attending this meeting.							☐	☐

 B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signature should correspond exactly with stockholders name as printed to the left. In case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X
020RXB

SIRIUS XM HOLDINGS INC.

ADMISSION TICKET

2015 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 19, 2015

9:00 A.M. EASTERN TIME

TO BE HELD AT

THE AXA EQUITABLE CENTER

THE AUDITORIUM

787 SEVENTH AVENUE

NEW YORK, NEW YORK

THIS TICKET MUST BE PRESENTED TO ENTER THE MEETING

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and 2014 Annual Report are available at: http://www.envisionreports.com/SIRI

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sirius XM Holdings Inc.

Proxy Solicited on behalf of the Board of Directors of Sirius XM Holdings Inc.

The undersigned hereby appoints Patrick L. Donnelly and Ruth A. Ziegler, and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to represent the undersigned and vote, as directed and permitted herein, the undersigned’s shares of Sirius XM Holdings Inc. common stock (including any shares of common stock which the undersigned has the right to direct the proxies to vote under the Sirius XM Radio Inc. 401(k) Savings Plan) at the Annual Meeting of Stockholders of Sirius XM Holdings Inc. to be held on Tuesday, May 19, 2015, at 9:00 A.M., Eastern time, in the Auditorium at The AXA Equitable Center, 787 Seventh Avenue, New York, New York 10019 and at any adjournments or postponements thereof upon all matters set forth on the reverse side hereof and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed on the reverse side hereof by the undersigned. If this proxy is executed but no direction is given, this proxy will be voted FOR all nominees listed herein under Proposal 1 and FOR Proposals 2 and 3.

(Continued and to be dated and signed on the reverse side)

 C    Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.